UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CONTRAFECT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

March 31, 2022

Dear stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of ContraFect Corporation (the “Company”) that will be held on May 17, 2022, at 9:00 AM, Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CFRX2022.

The formal notice of the Annual Meeting and the Proxy Statement are included with this invitation. We are holding the meeting for the following purposes:

1.

To elect Lishan Aklog, Sol J. Barer, Jane F. Barlow, Steven C. Gilman, David N. Low, Jr., Michael J. Otto, Roger J. Pomerantz and Cary W. Sucoff to the board of directors to serve until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified.

2.	To ratify the appointment of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2022.

3.	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers.

4.	To approve the ContraFect Corporation 2022 Employee Stock Purchase Plan.

5.	To transact any and all other business that may properly come before the meeting or any continuation, postponement, or adjournment thereof.

All stockholders of record of our common stock at the close of business on March 24, 2022, the record date, are entitled to notice of and to vote at this meeting and any continuation, postponement, or adjournment thereof. Whether or not you expect to attend the annual meeting of stockholders electronically, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the annual meeting. If you send in your proxy card, you may still decide to attend the Annual Meeting and vote your shares electronically. Note that, in light of possible disruptions in mail service related to the coronavirus outbreak, we encourage stockholders to submit their proxy via telephone or online. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

The board of directors and management look forward to your participation at the meeting.

Sincerely yours,

Roger J. Pomerantz
Chairman of the Board

CONTRAFECT CORPORATION

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

The Annual Meeting of Stockholders (the “Annual Meeting”) of ContraFect Corporation, a Delaware corporation (the “Company”), will be held on May 17, 2022, at 9:00 AM, Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CFRX2022 and entering your 16-digit control number included on your proxy card. The Annual Meeting will be held for the following purposes:

1.

To elect Lishan Aklog, Sol J. Barer, Jane F. Barlow, Steven C. Gilman, David N. Low, Jr., Michael J. Otto, Roger J. Pomerantz and Cary W. Sucoff to the board of directors to serve until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified.

2.	To ratify the appointment of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2022.

3.	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers.

4.	To approve the ContraFect Corporation 2022 Employee Stock Purchase Plan.

5.	To transact any and all other business that may properly come before the meeting or any continuation, postponement, or adjournment thereof.

All stockholders of record of our common stock at the close of business on March 24, 2022, the record date, are entitled to notice of and to vote at this meeting and any continuation, postponement, or adjournment thereof. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your proxy card. A complete list of such stockholders will be open to the examination of any stockholder at our principal executive offices at 28 Wells Avenue, Third Floor, Yonkers, New York 10701 for a period of ten days prior to the Annual Meeting and will be available on the virtual meeting site. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

Whether or not you expect to attend the Annual Meeting electronically, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card, you may still decide to attend the Annual Meeting and vote your shares electronically. Note that, in light of possible disruptions in mail service related to the novel coronavirus outbreak, we encourage stockholders to submit their proxy via telephone or online. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By order of the Board of Directors

Natalie Bogdanos
General Counsel, Corporate Secretary &
Data Protection Officer

March 31, 2022

CONTRAFECT CORPORATION

28 WELLS AVENUE, THIRD FLOOR

YONKERS, NEW YORK 10701

(914) 207-2300

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation by the board of directors of ContraFect Corporation, a Delaware corporation (“we,” “our,” “us,” or the “Company”), of proxies in the accompanying form to be used at our annual meeting of stockholders to be held on May 17, 2022 at 9:00 AM, Eastern Time, and any continuation, postponement or adjournment thereof (the “Annual Meeting”). The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CFRX2022 and entering your 16-digit control number included on your proxy card. This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April 5, 2022.

What materials are included?

These materials include:

•	Notice of Meeting;

•	Our Proxy Statement for the Annual Meeting;

•	Proxy card for the Annual Meeting; and

•	Our annual report on Form 10-K for the fiscal year ended December 31, 2021, which includes our audited consolidated financial statements (the “Annual Report”).

What items will be voted upon at the Annual Meeting?

There are four items that will be voted on at the Annual Meeting:

•

Election of Lishan Aklog, Sol J. Barer, Jane F. Barlow, Steven C. Gilman, David N. Low, Jr., Michael J. Otto, Roger J. Pomerantz and Cary W. Sucoff to the board of directors to serve until the 2023 Annual Meeting of stockholders and until their successors are duly elected and qualified;

•	Ratification of the appointment of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2022;

•	Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers; and

•	Approval of the ContraFect Corporation 2022 Employee Stock Purchase Plan.

We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any matters not described in the Proxy Statement are properly presented at the meeting, the proxy holders will use their discretion to determine how to vote your shares.

Who can vote at the Annual Meeting?

Stockholders of record of our common stock, $0.0001 par value per share (the “common stock”), at the close of business on March 24, 2022 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the close of business on the Record Date, we had 39,332,721 shares of common stock outstanding. Each share of common stock entitles the holder to one vote.

Who can attend the Annual Meeting?

As part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, in light of the ongoing COVID-19 pandemic, we have decided to hold the Annual Meeting entirely online again this year. You may attend the Annual Meeting online only if you are a stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/CFRX2022. To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card. If your shares are held in “street name,” as described below, you should contact your broker or other nominee to obtain your 16-digit control number or otherwise vote through the broker or other nominee. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 9:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin shortly before the meeting time, and you should allow ample time for check-in procedures.

What constitutes a quorum for the Annual Meeting?

The presence in person or by proxy of the holders of a majority of the voting power of our outstanding common stock entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting. Each holder of our common stock is entitled to one vote for each share held as of the Record Date.

Difference between Stockholder of Record and Beneficial Owner

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the notice of the Annual Meeting (the “Notice”) and Proxy Statement were sent directly to you by the Company.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice and Proxy Statement were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote by:

•

Mail by marking, signing and dating your proxy card and promptly returning it in the postage-paid envelope we have provided or returning it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received no later than May 16, 2022;

•	The Internet by accessing the proxy materials on the secured website, www.proxyvote.com and following the voting instructions on that website; or

•	Telephone by calling toll-free 1-800-690-6903 and following the recorded instructions.

The persons named as your proxy holders on the proxy card will vote the shares represented by your proxy in accordance with the specifications you make. Please carefully consider the information contained in this Proxy Statement. Whether or not you expect to attend the Annual Meeting electronically, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically. Note that, in light of possible disruptions in mail service related to the COVID-19 pandemic, we encourage stockholders to submit their proxy via telephone or online. To attend and participate in the Annual Meeting, stockholders of record will need the 16-digit control number included on your proxy card.

Beneficial Owners. If your shares are held in a brokerage account, by a bank, by a trustee, or by another nominee (also referred to as held in “street name”), please follow the voting instructions provided by your broker or other nominee. Most brokers or other nominees permit their customers to vote by telephone or by Internet, in addition to voting by signing, dating and returning the voting instruction form provided by the broker or other nominee.

If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.

What are the voting recommendations of the board of directors?

The board of directors recommends that our stockholders vote:

•

FOR the election of Lishan Aklog, Sol J. Barer, Jane F. Barlow, Steven C. Gilman, David N. Low, Jr., Michael J. Otto, Roger J. Pomerantz and Cary W. Sucoff to serve until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified (Proposal 1);

•	FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2022 (Proposal 2);

•	FOR the approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers (Proposal 3); and

•	FOR the approval of the ContraFect Corporation 2022 Employee Stock Purchase Plan (Proposal 4).

What if I do not specify how my shares are to be voted?

Stockholders of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

•

FOR the election of Lishan Aklog, Sol J. Barer, Jane F. Barlow, Steven C. Gilman, David N. Low, Jr., Michael J. Otto, Roger J. Pomerantz and Cary W. Sucoff as directors until the annual meeting of stockholders in 2023 and until their respective successors are duly elected and qualified (Proposal 1);

•	FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2022 (Proposal 2);

•	FOR the approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers (Proposal 3); and

•	FOR the approval of the ContraFect Corporation 2022 Employee Stock Purchase Plan (Proposal 4).

No matter currently is expected to be considered at the Annual Meeting other than the matters set forth in the accompanying Notice. However, if any other matters are properly brought before the Annual Meeting for action, it is intended that the shares of our common stock represented by proxies will be voted by the persons named as proxies in their discretion on such matters.

Beneficial Owners. If you are a beneficial owner and you do not provide the broker, bank, trustee or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers or other nominees have discretionary voting power with respect to proposals that are considered “routine,” but not with respect to “non-routine” proposals. Therefore, if you do not provide voting instructions to your broker, your broker may only vote your shares on some, but not all, of the proposals to come before the Annual Meeting. See further below at “What are broker non-votes, and how will they affect the vote on a proposal?”

Can I change or revoke my vote after I have delivered my proxy?

Stockholders of Record. Prior to the Annual Meeting, you may change your vote by submitting a later dated proxy in one of the manners authorized and described in this Proxy Statement. You may also give a written notice of revocation to our Corporate Secretary, as long as it is delivered to our Corporate Secretary at our headquarters, at 28 Wells Avenue, Third Floor, Yonkers, New York 10701, on or before May 16, 2022. You also may revoke any proxy given pursuant to this solicitation by attending the Annual Meeting and voting electronically. However, the mere attendance of a stockholder at the Annual Meeting will not revoke a proxy previously given unless you follow one of the revocation procedures referenced above.

Beneficial Owners. If you hold your shares through a broker, bank, trustee or other nominee, please follow the instructions provided by your broker or other nominee as to how you may change your vote or cast your vote electronically at the Annual Meeting.

How can I communicate with the board of directors?

Our board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. If you wish to communicate with the board of directors or any individual director, you may send your communication in writing to: General Counsel and Corporate Secretary, ContraFect Corporation, 28 Wells Avenue, Third Floor, Yonkers, New York 10701, who will forward all material communications from stockholders to the appropriate director or directors or committee of the board of directors based on the subject matter. You must include your name and address in the written communication and indicate whether you are a stockholder of the Company.

What is the voting requirement to approve each of the proposals?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the eight nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	Votes withheld and broker non-votes will have no effect.

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.

Proposal 3: Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively.	Abstentions and broker non-votes will have no effect.

Proposal 4: Approval of the ContraFect Corporation 2022 Employee Stock Purchase Plan.	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively.	Abstentions and broker non-votes will have no effect.

How are abstentions and votes withheld treated?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” with respect to the other proposals, are treated as shares present or represented and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors and abstentions have no effect on the other proposals.

What are broker non-votes, and how will they affect the vote on a proposal?

Broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. A broker non-vote occurs when you fail to provide voting instructions for shares you hold in “street name.” Under those circumstances, your broker may be authorized to vote for you on routine matters, such as the ratification of the appointment of our independent auditor, but is prohibited from voting on other, non-routine matters, such as the election of directors, approval of the compensation of our named executive officers and approval of the 2022 Employee Stock Purchase Plan. Broker non-votes will have no effect on the vote for the election of directors, approval of the compensation of our named executive officers or approval of the 2022 Employee Stock Purchase Plan. Because brokers have discretionary authority to vote on the ratification of the appointment of our independent auditor, we do not expect any broker non-votes in connection with that proposal. Those items for which your broker cannot vote result in broker non-votes if you do not provide your broker with voting instructions on such items.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting by the board of directors. The inspector of election will separately count “FOR” and “AGAINST” votes, votes withheld, abstentions and broker non-votes. The board of directors has appointed a representative of Broadridge to serve as the inspector of elections at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

The final voting results will be reported in a Form 8-K that we expect to file with the Securities and Exchange Commission (“SEC”) within four business days of the Annual Meeting, and that Form 8-K will be available via the SEC Filings page within the Investors & Media section of our website. We also expect to announce preliminary results at the Annual Meeting.

Who is paying for the cost of this proxy solicitation?

The expenses of preparing, printing and assembling the materials used in the solicitation of proxies on behalf of the board of directors will be borne by the Company. In addition to the solicitation of proxies by use of the mail, the Company may use the services of certain of its officers and employees (who will receive no compensation in addition to their regular salaries) to solicit proxies personally and by mail, telephone and electronic means from brokerage firms and other stockholders.

Why hold a virtual meeting?

As part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, in light of the ongoing COVID-19 pandemic, we believe that hosting a virtual meeting again this year is in the best interest of the Company and its stockholders. A virtual meeting also enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/CFRX2022. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/CFRX2022.

Will there be a question and answer session during the Annual Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted by stockholders during the meeting that are pertinent to the Company and the meeting matters, for 15 minutes after the completion of the Annual Meeting. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the 2022 Annual Meeting of Stockholders?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•	irrelevant to the business of the Company or to the business of the Annual Meeting;

•	related to material non-public information of the Company, including the status or results of our business or clinical trials since our last Quarterly Report on Form 10-Q;

•	related to any pending, threatened or ongoing litigation;

•	related to personal grievances;

•	derogatory references to individuals or that are otherwise in bad taste;

•	substantially repetitious of questions already made by another stockholder;

•	in excess of the two question limit;

•	in furtherance of the stockholder’s personal or business interests; or

•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Corporate Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the 2022 Annual Meeting of Stockholders?”.

Is there other business scheduled to be presented for consideration at the Annual Meeting?

Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the Notice of Annual Meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder of record on the Record Date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our Corporate Secretary of the stockholder’s intention to bring such business before the meeting. As of the date of this Proxy Statement, the Company has no knowledge of any business to be presented for consideration at the Annual Meeting other than the proposals described in the Notice of Annual Meeting. If any other business should properly come before the Annual Meeting, the persons appointed by the enclosed form of proxy shall have discretionary authority to vote all such proxies as they shall decide. The enclosed proxy gives Natalie Bogdanos, General Counsel, Corporate Secretary & Data Protection Officer, and Michael Messinger, Chief Financial Officer, discretionary authority to vote your shares in accordance with his or her best judgment with respect to all additional matters that might come before the Annual Meeting, provided that the enclosed proxy is properly authorized by you.

Stockholder Proposals for 2023 Annual Meeting

Rule 14a-8 Proposals

To be eligible for inclusion in the Company’s proxy statement for the 2023 annual meeting of stockholders, stockholder proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must be received at the Company’s principal executive offices no later than December 6, 2022. Stockholder proposals should be addressed to: ContraFect Corporation, Attn: Corporate Secretary, 28 Wells Avenue, Third Floor, Yonkers, New York 10701.

Other Proposals or Nominees for Presentation at the 2023 Annual Meeting

Stockholder proposals and director nominations not intended for inclusion in the Company’s proxy statement for the 2023 annual meeting of stockholders, but which instead are sought to be presented directly at such meeting, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice of such intent to present such proposal or nomination not less than ninety (90) calendar days nor more than one hundred twenty (120) days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2023 annual meeting of stockholders no earlier than the close of business on January 17, 2023 and no later than the close of business on February 16, 2023 to be considered timely. In the event that the date of the 2023 annual meeting of stockholders is more than thirty (30) days before or more than sixty (60) days after May 17, 2023, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2023 annual meeting and not later than the close of business on the 90th day prior to the 2023 annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company. Proxies will confer discretionary authority to vote on any untimely proposals or nominations.

In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for the 2023 annual meeting of stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 20, 2023.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2022

Copies of this Proxy Statement and the Company’s 2021 Annual Report to stockholders are also available online at http://materials.proxyvote.com/212326.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our board of directors currently consists of eight directors. The authorized number of directors is determined from time to time by the board of directors, provided that our board must consist of at least one member. The Nominating and Corporate Governance Committee has recommended, and the board of directors (including a majority of the independent directors on the board) has nominated, eight individuals as director nominees for the Annual Meeting. These director nominees are: Lishan Aklog, Sol J. Barer, Jane F. Barlow, Steven C. Gilman, David N. Low, Jr., Michael J. Otto, Roger J. Pomerantz and Cary W. Sucoff.

The board of directors has determined that each of Dr. Aklog, Dr. Barer, Dr. Barlow, Mr. Low, Dr. Otto, and Mr. Sucoff is an “independent director” as defined by the applicable listing standards of The Nasdaq Stock Market, LLC (“Nasdaq”). The board of directors has determined that each of Dr. Pomerantz and Dr. Gilman is not an “independent director” as defined by the applicable listing standards of Nasdaq as Dr. Pomerantz currently serves as our Chief Executive Officer and Dr. Gilman served as our Chief Executive Officer until April 2019. If elected at the Annual Meeting, each director will hold office until the Company’s annual meeting of stockholders in 2023 and until his or her respective successor is duly elected and qualified.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented thereby for the election as directors the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. If any nominee should become unable to serve or for good cause will not serve as a director at the time of the Annual Meeting, proxies will be voted for any substitute nominee designated by the board of directors, taking into account any recommendation by the Nominating and Corporate Governance Committee, to fill the vacancy, or the board of directors may elect to reduce its size. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

Director Biographical Information

Biographical information concerning each of the nominees for director as of the date of this Proxy Statement is set forth below:

Name	Age	Position
Roger J. Pomerantz, M.D., F.A.C.P.	65	Director, Chairman of the Board and Chief Executive Officer
Steven C. Gilman, Ph.D.	69	Director, Vice Chairman of the Board
Sol J. Barer, Ph.D.	74	Director, Lead Independent Director
Lishan Aklog, M.D.	56	Director
Jane F. Barlow, M.D.	61	Director
David N. Low, Jr.	63	Director
Michael J. Otto, Ph.D.	73	Director
Cary W. Sucoff, J.D.	70	Director

Roger J. Pomerantz, M.D., F.A.C.P. Dr. Pomerantz has served as Chairman of our board of directors and our Chief Executive Officer since April 2019. Prior to that, he had served as Vice Chairman of our board of directors since May 2014. From November 2013 to December 2019, Dr. Pomerantz served as Chairman of the board of directors of Seres Therapeutics, Inc., a biotechnology company, and as its President and Chief Executive Officer from June 2014 to January 2019. From 2011 to 2013, he was formerly Worldwide Head of Licensing & Acquisitions, Senior Vice President at Merck & Co., Inc. where he oversaw all licensing and acquisitions at Merck Research Laboratories. Previously, he served as Senior Vice President and Global Franchise Head of Infectious Diseases at Merck. Prior to joining Merck, Dr. Pomerantz was Global Head of Infectious Diseases for Johnson & Johnson Pharmaceuticals. He joined Johnson & Johnson in 2005 as President of Tibotec Pharmaceuticals, Inc.

Dr. Pomerantz serves as Chairman of the board of directors of the public companies Collplant Biotechnologies, Inc. since 2021, Indaptus Therapeutics since 2021 and Viracta Therapeutics since 2020. He also serves as Chairman of the board of directors of the private company Silicon Therapeutics Inc. since 2019, and a member of the board of the private companies X-VAX Technology, Inc. since 2019 and VerImmune since 2020. Previously, Dr. Pomerantz served on the board of directors of public companies Rubius Therapeutics from 2014 to 2019 and Evelo Therapeutics from 2015 to 2016. Dr. Pomerantz received his B.A. in Biochemistry at the Johns Hopkins University and his M.D. at the Johns Hopkins School of Medicine. He received post-graduate training at the Massachusetts General Hospital, Harvard Medical School and M.I.T. Dr. Pomerantz is Board Certified in both Internal Medicine and Infectious Diseases. He was Professor of Medicine, Biochemistry and Molecular Pharmacology, Chief of Infectious Diseases, and the Founding Director and Chair of the Institute for Human Virology and Biodefense at the Thomas Jefferson University and Medical School. He has developed nine drugs approved world-wide in important diseases, including HIV, HCV, and tuberculosis. We believe that Dr. Pomerantz’s significant scientific, executive and board leadership experience in drug development and in the pharmaceutical industry qualifies him to serve as a member of our board of directors.

Steven C. Gilman, Ph.D. Dr. Gilman has served as Vice Chairman of our board of directors since April 2019. Prior to that, he had served as our Chairman since May 2015, Interim Chief Executive Officer from March 2016 to July 2016 and Chief Executive Officer since July 2016. Until 2015, he served as the Executive Vice President, Research & Development and Chief Scientific Officer at Cubist Pharmaceuticals, a biopharmaceutical company, until its acquisition by Merck & Co. Prior to joining Cubist in 2008, he served as Chairman of the Board of Directors and Chief Executive Officer of ActivBiotics, a privately held biopharmaceutical company. Previously, he worked at Millennium Pharmaceuticals, Inc., where he held a number of senior leadership roles including Vice President and General Manager of the Inflammation franchise responsible for all aspects of the Inflammation business from early gene discovery to product commercialization. Prior to Millennium, he was Group Director at Pfizer Global Research and Development, where he was responsible for drug discovery of novel antibacterial agents as well as several other therapeutic areas. Dr. Gilman has also held scientific, business, and academic appointments at Wyeth, Cytogen Corporation, Temple Medical School, and Connecticut College. He currently serves on the board of directors of publicly traded companies Akebia Therapeutics, SCYNEXIS Inc., and Vericel Corporation, and previously served on the board of directors of Momenta Pharmaceuticals, Inc. Dr. Gilman also serves as a director of the non-profit organization Lakes Environmental Association of Bridgeton, Maine and is a Trustee at the Atrium School in Watertown, MA. He received his Ph.D. and M.S. degrees in microbiology from Pennsylvania State University, his post-doctoral training at Scripps Clinic and Research Foundation, and received a B.A. in microbiology from Miami University of Ohio. He has authored over 60 publications and is an inventor on 7 patents. We believe that Dr. Gilman’s significant scientific, executive and board leadership experience in the pharmaceutical and biotechnology industries qualifies him to serve as a member of our board of directors.

Sol J. Barer, Ph.D. Dr. Barer has served as a member of our board of directors since April 2011. Dr. Barer served as our Chairman of the board of directors from February 2012 to May 2015. He was appointed Lead Independent Director in May 2015. Dr. Barer spent most of his professional career with the Celgene Corporation, a pharmaceutical company. He was Chairman from January 2011 until June 2011, Executive Chairman from June 2010 until January 2011, and Chairman and Chief Executive Officer from May 2006 until June 2010. Before assuming the CEO position, he was appointed Chief Operating Officer in 1994 and President in 1993. Dr. Barer was the founder of the biotechnology group at the Celanese Research Company which was subsequently spun out to form Celgene. Dr. Barer serves as Chairman of the board of directors of the public companies Teva Pharmaceutical Industries and Neximmune and the private company Centrexion and as a board member of the private companies 3DBio Therapeutics and Zephyr AI. He is the Founding Chair of the Hackensack Meridian Health Center for Discovery and Innovation, and Founder of Mendham Investment Group. He is a venture advisor to the Israel Biotech Fund as well as an advisor to biopharma companies. In 2011, Dr. Barer was Chairman of the University of Medicine and Dentistry of New Jersey Governor’s Advisory Committee which resulted in sweeping changes in the structure of New Jersey’s medical schools and public research universities. He previously served as a Commissioner of the NJ Commission on Science and

Technology. He was a member of the Board of Trustees of Rutgers University and served two terms as Chair of the Board of Trustees of BioNJ, the New Jersey biotechnology organization. Dr. Barer received a Ph.D. in Organic Chemistry in 1974 from Rutgers University where he was an NDEA Graduate Fellow and a B.S. in 1968 from Brooklyn College (City University of New York) where he was an NSF Undergraduate Fellow and Regents Scholar. He received an LL.D. (Honorary) from the Rabbinical College of America in 2018. We believe that Dr. Barer’s significant scientific, executive and board leadership experience in the pharmaceutical and biotechnology industries qualifies him to serve as a member of our board of directors.

Lishan Aklog, M.D. Dr. Aklog has served as a member of our board of directors since June 2020. He is Co-Founder, Chairman and Chief Executive Officer of PAVmed Inc. (Nasdaq:PAVM) since 2014, a commercial-stage diversified medical technology company, and Chairman and Chief Executive Officer of its subsidiary, Lucid Diagnostics (Nasdaq: LUCD), a commercial-stage cancer prevention diagnostics company since its IPO in October, 2021 and as Executive Chairman since its inception in 2018. He also serves as a co-founding Partner of both Pavilion Holdings Group LLC (“PHG”), a medical device holding company, since its inception in 2007, and Pavilion Medical Innovations LLC, a venture-backed medical device incubator, since its inception in 2009. Prior to entering the medical device industry full-time in 2012, Dr. Aklog was an academic cardiac surgeon serving, from 2006 to 2012, as Associate Professor of Surgery, Chief of Cardiovascular Surgery and Chair of The Cardiovascular Center at St. Joseph’s Hospital and Medical Center’s Heart and Lung Institute in Phoenix, Arizona; from 2002 to 2006, as Assistant Professor of Cardiothoracic Surgery, Associate Chief of Cardiac Surgery and Director of Minimally Invasive Cardiac Surgery at Mount Sinai Medical Center in New York; and as Assistant Professor of Surgery at Harvard Medical School, Director of the Cardiac Surgery Research Laboratory, and an attending cardiac surgeon at Brigham and Women’s Hospital in Boston, from 1999 to 2002. Dr. Aklog received his clinical training in general and cardiothoracic surgery at Brigham and Women’s Hospital and Boston Children’s Hospital, during which he spent two years as the Medtronic Research Fellow at Harvard Medical School’s Cardiac Surgery Research Laboratory. He was then awarded the American Association of Thoracic Surgery Traveling Fellowship pursuant to which he received advanced training in heart valve surgery under renowned cardiac surgeons Sir Magdi Yacoub at Harefield Hospital in London and Professor Alain Carpentier at L’Hopital Broussais in Paris. Dr. Aklog has served as Chairman of the Boston ECG Project Charitable Foundation since 2018, and as a director on the International Board of Directors since 2019, the New York Executive Committee of Human Rights Watch since 2015 and the Advanced Medical Technology Association since 2021. He previously served on the board of directors of Viveon Health Acquisition Corp. (NYSE: VHAQ) from 2020 to 2021, as Chairman and Chief Technology Officer of Vortex Medical Inc., from its inception in 2008 until its acquisition in October 2012 by Angiodynamics, as a board member of the International Society for Minimally Invasive Cardiothoracic Surgery from 2006 to 2009 and as President of the 21st Century Cardiothoracic Surgery Society in 2011. He is a member of numerous professional societies and has been elected to the American Association of Thoracic Surgery. Dr. Aklog has served as a consultant and on the advisory boards of many major medical device companies as well as innovative startups. Dr. Aklog is an inventor on 35 issued patents and over 45 patent applications, including the core patents of Vortex Medical’s AngioVac® system and the patents for a majority of PAVmed Inc.’s products. He has also a co-author of 38 peer-reviewed articles and 10 book chapters and has served on the Editorial Board of the Journal of Cardiothoracic Surgery since 2006. Dr. Aklog received his A.B., magna cum laude, in Physics from Harvard University, where he was elected to Phi Beta Kappa. He received his M.D., cum laude, from Harvard Medical School. We believe that Dr. Aklog’s significant scientific, medical, executive and board leadership experience qualifies him to serve as a member of our board of directors.

Jane F. Barlow, M.D. Dr. Barlow has served as a member of our board of directors since February 2021. She is currently the Chief Executive Officer of Jane Barlow & Associates, LLC, a consulting firm focused on value-based health care services, since January 2017 and Executive Vice President and Chief Clinical Officer at Real Endpoints, a data, analytics, and advisory firm, since January 2017. She is a senior advisor to MIT’s Center for Biomedical Innovation and serves on the Biotech Advisory Board of Pictet Asset Management. Prior to her current roles, she was Associate Chief Medical Officer at CVS Health and Chief Medical Officer of CVS Health’s Government Services arm where she successfully implemented industry-leading clinical strategies supporting drug purchasing, distribution, and utilization management. Formerly, she served as Vice President of Clinical Innovation at Medco Health Solutions, leading the adoption of cutting-edge therapeutic programs through all aspects of pharmacy. Dr. Barlow previously served on the public company boards of Momenta Pharmaceuticals, Inc. (prior to and during its sale to Johnson and Johnson), Therapeutics MD Inc., and SilverScript Insurance Company. Dr. Barlow received her medical degree from Creighton University School of Medicine and subsequently completed her residency in occupational and environmental medicine at The Johns Hopkins University, where she also earned her M.P.H. She is a distinguished graduate of the United States Air Force School of Aerospace Medicine and served as Chief of Flight Medicine at the Beale and Maxwell Air Force Bases. Additionally, she holds an M.B.A. from the University of Alabama. She is board-certified in occupational medicine and a fellow of the American College of Occupational and Environmental Medicine and the American College of Preventive Medicine. She is a diplomat of the American College of Physician Executives and a member of the American Medical Association. We believe that Dr. Barlow’s extensive experience in steering pharmaceutical development by strategically weighing the value and economic costs that drug candidates bring to the healthcare ecosystem at large qualifies her to serve as a member of our board of directors.

David N. Low, Jr. Mr. Low has served as a member of our board of directors since April 2014. Mr. Low has worked as an investment banker since 1987, with broad investment and advisory experience in the life sciences, biotechnology and medical technology sectors. Since June 2017, Mr. Low has served as a partner at MTS Health Partners, a healthcare investment banking boutique. From 2002 to April 2017, Mr. Low was a member of Lazard’s Life Sciences Group as a Managing Director and Senior Advisor. Mr. Low has advised on major M&A transactions in the life sciences, biotechnology and medical technology sectors, and has worked with private and public companies to raise capital, including emerging growth companies. Prior to joining Lazard, Mr. Low was a Managing Director at JP Morgan Chase & Co. and a Senior Vice President at Lehman Brothers. Mr. Low serves on the board of directors of the Philharmonia Baroque Orchestra as President since 2020 and as a board member since 2012, and as a Trustee of the Ellen Battell Stoeckel Trust since 2021. Mr. Low holds an A.B. from Harvard College, where he graduated cum laude, an M.A. from the Johns Hopkins University School of Advanced International Studies and an M.B.A. from Yale University. We believe that Mr. Low’s significant investment and financial advisory experience qualifies him to serve as a member of our board of directors.

Michael J. Otto, Ph.D. Dr. Otto has served as a member of our board of directors since April 2014. Dr. Otto served as Chief Scientific Officer of Pharmasset, a pharmaceutical company, from October 1999 until February 2012, when the company was acquired by Gilead Sciences. He led the research team responsible for the discovery of sofosbuvir for the treatment of HCV infections. In previous capacities, he has served as Associate Director of Anti-Infectives Clinical Research at Rhône-Poulenc Rorer, Vice President for Research and Development at Avid Therapeutics, Inc., Research Manager at DuPont Pharmaceuticals and DuPont Merck Pharmaceuticals and as Group Leader in the Virology Dept. at Sterling Drug in Rensselaer, NY. Prior to joining Sterling Drug, Dr. Otto was Research Assistant Professor at Yale University School of Medicine, Dept. of Pharmacology. Dr. Otto also served as the US editor for Antiviral Chemistry & Chemotherapy from 1989 until 2012. Dr. Otto holds a B.S. degree from Loyola University of Chicago and a Ph.D. degree in medical microbiology from The Medical College of Wisconsin. He is the author or coauthor of over 100 research papers and book chapters and named inventor on several patents and patent applications. We believe that Dr. Otto’s substantial scientific and executive leadership experience in the pharmaceutical industry qualifies him to serve as a member of our board of directors.

Cary W. Sucoff, J.D. Mr. Sucoff has served on our board of directors since May 2010. Mr. Sucoff has more than 40 years of legal and securities industry experience. Since 2011, Mr. Sucoff has owned and operated Equity Source Partners LLC, an advisory and consulting firm. He has participated in the financing of more than 100 public and private biotech companies. Mr. Sucoff has served on the board of directors of the public company IMAC Holdings, Inc. since 2020 and the private companies First Wave Technologies, Inc. since 2016, Galimedix Therapeutics since 2018 and Jupiter Unmanned since 2021. In addition, Mr. Sucoff currently serves as a consultant to Sapience Therapeutics, LB Pharmaceuticals, Kinetic Power Systems and Green Hygienics Holdings Inc. He previously served as a director of Legacy Education Alliance, Inc. (LEAI) from 2015 to 2021.

Mr. Sucoff, a former New York City prosecutor, is the past President of New England Law/Boston and has been a member of the Board of Trustees for over 25 years. He has been Chairman of the Endowment Committee for over ten years. Mr. Sucoff received a B.A. from SUNY Binghamton in 1974 and a J.D. from New England School of Law in 1977, where he was the Managing Editor of the Law Review and graduated magna cum laude. He has been a member of the Bar of the State of New York since 1978. We believe that Mr. Sucoff’s broad financial and legal experience qualifies him to serve as a member of our board of directors.

Board Diversity

Below is a matrix of the Board’s diversity:

Board Diversity Matrix (as of March 31, 2022)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	7	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	6	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Required Vote

The election of each of the above director nominees requires the approval of a plurality of the votes cast in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. This means that the eight nominees receiving the highest number of affirmative “FOR” votes will be elected as directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

The board of directors unanimously recommends a vote “FOR’’ the election of the above director nominees.

CORPORATE GOVERNANCE

Director Independence

Except as may otherwise be permitted by the applicable listing standards of Nasdaq, a majority of the members of the board of directors shall be independent directors. The board of directors has determined that Dr. Aklog, Dr. Barer, Dr. Barlow, Mr. Low, Dr. Otto, and Mr. Sucoff qualify as independent directors under the applicable listing standards of Nasdaq. The board of directors has also determined that each director who currently serves on the Audit Committee is independent under the applicable listing standards of Nasdaq and Rule 10A-3 under the Exchange Act, that each director who currently serves on the Compensation Committee meets Nasdaq’s heightened standard of independence applicable to compensation committee members, and that each director who currently serves on the Nominating and Corporate Governance Committee is independent under the applicable listing standards of Nasdaq. The board of directors has determined that each of Dr. Pomerantz and Dr. Gilman is not an “independent director” as defined by the applicable listing standards of Nasdaq as Dr. Pomerantz currently serves as our Chief Executive Officer and Dr. Gilman served as our Chief Executive Officer until April 2019.

Director Nominations

The board of directors nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise. Except where the Company is legally required by contract, by-law or otherwise to provide third parties with the right to nominate directors, the Nominating and Corporate Governance Committee is responsible for the identification of individuals qualified to become directors and the recommendation of nominees for election to the board of directors. In making such recommendations, the Nominating and Corporate Governance Committee considers candidates proposed by stockholders of the Company, and reviews and evaluates information available to it regarding such candidates according to the same criteria and processes as it does in considering other candidates.

The Nominating and Corporate Governance Committee believes that the backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities that will assist the board of directors in fulfilling its responsibilities. The value of diversity is taken into consideration by the Nominating and Corporate Governance Committee when considering director nominees. In furtherance of that objective, the Nominating and Corporate Governance Committee considers a number of criteria in the evaluation of director nominees. Director nominees should have a reputation for integrity, honesty and adherence to high ethical standards. The Nominating and Corporate Governance Committee believes that director nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company. Additionally, director nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the board of directors and its committees. Furthermore, director nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders. Director nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director. The Nominating and Corporate Governance Committee does not assign specific weight to particular criteria, nor has it adopted a particular policy.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, 28 Wells Avenue, Third Floor, Yonkers, New York 10701.

Board Leadership Structure and Risk Oversight

Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our board of directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Our Corporate Governance Guidelines further provide that the Nominating and Corporate Governance Committee will periodically assess the board of directors’ leadership structure, including whether the positions of Chairman of the Board and Chief Executive Officer should be separate. Currently, both of these positions are held by our Chief Executive Officer and Chairman, Roger J. Pomerantz. Sol Barer serves as our Lead Independent Director. In this role, Dr. Barer assists the Chairman of the Board with his leadership and oversight responsibilities and acts as the liaison between the independent directors and the Chief Executive Officer and Chairman of the Board.

Both the full board of directors and its committees oversee the various risks faced by the Company. Management is responsible for the day-to- day management of the Company’s risks and provides periodic reports to the board of directors and its committees relating to those risks and risk- mitigation efforts. The board of directors regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The standing committees of the board of directors also have an active role in overseeing management of the Company’s risks. The Audit Committee is charged with oversight of the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled. The Audit Committee also takes a lead role on oversight of financial risks, cybersecurity risks, and potential conflicts of interest. Members of the Company’s management, including our chief financial officer, periodically report to the Audit Committee regarding risks overseen by the Audit Committee, including quarterly with respect to the Company’s internal control over financial reporting. The Nominating and Corporate Governance Committee oversees risks associated with the independence of the Board. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Compensation Committee, in consultation with management, has reviewed the design and operation of the Company’s compensation arrangements and evaluated the relationship between the Company’s risk management policies and practices and these arrangements. As a result of this review, the Compensation Committee has determined that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. Our board of directors does not believe that its role in the oversight of our risks affects the board’s leadership structure.

Attendance at Board of Directors, Committee and Annual Stockholder Meetings

Directors are responsible for attending board of directors meetings, meetings of committees on which they serve and the annual meetings of the stockholders, and devoting the time needed, and meeting as frequently as necessary, to discharge their responsibilities properly. During the fiscal year ended December 31, 2021, our board of directors held 7 meetings, 4 Audit Committee meetings, 4 Compensation Committee meetings, 2 Nominating and Corporate Governance Committee meetings, and 3 Science and Technology Committee meetings. Our independent directors also had regularly scheduled executive sessions. All directors attended at least 75% of the board of directors meetings and committee meetings that were held during that period during which he or she was a director of the Company and in which he or she was a member of such committees.

We do not have a formal policy regarding the attendance of our Board members at our annual meetings of stockholders, but we expect all directors to make every effort to attend any meeting of stockholders. All of the Company’s then-directors attended the Company’s 2021 annual meeting of stockholders.

Committees of the Board of Directors

Our board of directors has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Science and Technology Committee.

The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operate pursuant to written charters that are available on the Corporate Governance page of our website at http://ir.contrafect.com/governance-docs. The current membership of each committee is listed below.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Science and Technology Committee
Mr. Low (C)(FE)*	Dr. Otto (C)*	Dr. Barer (C)*	Dr. Gilman (C)
Dr. Aklog*	Mr. Low*	Mr. Sucoff *	Dr. Barer*
Dr. Barlow*		Dr. Barlow*	Dr. Otto*
Mr. Sucoff*			Dr. Pomerantz

(C)	Chair of the committee.
(FE)	Qualifies as a financial expert.
(*)	Independent director under the applicable listing standards of Nasdaq and applicable SEC rules.

Audit Committee

Our board of directors has determined that Mr. Low qualifies as an Audit Committee financial expert within the meaning of SEC regulations based on his formal education and the nature and scope of his previous experience. Our board of directors has determined that all current Audit Committee members meet the heightened independence criteria of Rule 10A-3 of the Securities Exchange Act of 1934 applicable to Audit Committee members. Our Audit Committee assists our board of directors in its oversight of our accounting and financial reporting process and the audits of our financial statements. Our Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and overseeing the independence of our registered public accounting firm;

•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	overseeing our internal control over financial reporting, disclosure controls and procedures and Code of Ethics and Business Conduct;

•	discussing our risk management policies;

•	establishing procedures for the receipt and treatment of complaints regarding accounting or auditing matters;

•	meeting independently with our internal audit staff, independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules.

Our Audit Committee held 4 meetings in 2021. During 2021, senior members of our financial and legal management participated in each of the Audit Committee’s regularly scheduled meetings. The Audit Committee discussed with the independent auditor the overall scope and plans for its audit.

Compensation Committee

All of the members of the Compensation Committee are independent directors, including after giving consideration to the factors specified in the Nasdaq listing rules for compensation committee independence. The

Compensation Committee held 4 meetings in 2021. Our Compensation Committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers. The Compensation Committee’s responsibilities include:

•	reviewing and approving, or making recommendations to our board with respect to, the compensation of our Chief Executive Officer and our other executive officers;

•	overseeing and administering our incentive-compensation and equity-based plans; and

•	reviewing and making recommendations to our board with respect to director compensation.

Subject to the terms of our compensation plans, the Compensation Committee has discretion to determine the amount, form, structure and implementation of compensation payable to our executive officers, including, where appropriate, discretion to increase or decrease awards or to award compensation absent the attainment of performance goals and to award discretionary cash compensation outside of the parameters of our compensation plans. In exercising such discretion, the Compensation Committee consults with our management and may engage an independent compensation consultant from time to time. Our Chief Executive Officer annually reviews the performance of each of the other executive officers relative to individual and corporate annual performance goals established for the year. The Chief Executive Officer then presents his or her compensation recommendations based on these reviews to the Compensation Committee. To the extent permitted by and consistent with applicable law and the provisions of a given equity-based plan, the Compensation Committee may delegate to one or more subcommittees or executive officers of the Company the power to grant options or other stock awards pursuant to such equity-based plan to employees of the Company or any subsidiary of the Company who are not directors or executive officers of the Company.

Role of Compensation Consultants

The Compensation Committee uses the services of external compensation consultants to obtain relevant information on compensation practices and trends within the peer group and among the broader market.

The Compensation Committee has engaged Aon plc (“Aon”), as its compensation consultant. Aon was engaged by, and reports directly to, the Compensation Committee. Management did not participate in the selection process for the Compensation Committee’s compensation consultant. The Compensation Committee is not aware of any conflict of interest on the part of Aon or any factor that would otherwise impair the independence of Aon relating to the services it performed for the Compensation Committee. Aon does not perform any other services for the Company.

In its advisory role, Aon assisted the Compensation Committee in the design and implementation of our executive and director compensation programs. This included advising the Compensation Committee with respect to the competitiveness of our executive and director compensation program in comparison to industry practices, and the identification of any trends in executive and director compensation in our peer group. The Compensation Committee considered the market comparison data and peer group data in making compensation decisions. Aon also assisted the Compensation Committee in selecting the key elements to include in its compensation program and the establishment of performance targets.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee had 2 meetings in 2021. All of the members of the Nominating and Corporate Governance Committee are independent within the meaning of the Nasdaq listing rules. The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become board members;

•	recommending to our board the persons to be nominated for election as directors;

•	reviewing and making recommendations to the board with respect to management succession planning;

•	reviewing and making recommendations to the board of directors regarding committee composition;

•	reviewing and recommending modifications to Corporate Governance Guidelines to the board;

•	reviewing the leadership structure of the board of directors; and

•	overseeing periodic evaluations of the board.

Science and Technology Committee

The Science and Technology Committee meets periodically to discuss scientific and technological developments that may affect our business. The Science and Technology Committee held 3 meetings in 2021.

Anti-Hedging Policy

Our board of directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees, their family members and any entities they control from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, whether such securities were granted as compensation or are otherwise held, directly or indirectly.

Code of Ethics

Our board of directors has adopted a Code of Ethics and Business Conduct applicable to all officers, directors and employees, which is available on our website at http://ir.contrafect.com/governance-docs. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or waiver from, a provision of our Code of Ethics and Business Conduct, as well as Nasdaq’s requirement to disclose waivers with respect to directors and executive officers, by posting such information on our website at the address specified above.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the board of directors has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Ernst & Young LLP has audited our financial statements since April 16, 2013. Representatives of Ernst & Young LLP are expected to be present virtually at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to questions. Although stockholder ratification of our appointment of our independent registered public accounting firm is not required by our bylaws or otherwise, we are submitting the appointment of Ernst & Young LLP to our stockholders for ratification to permit stockholders to participate in this important corporate decision. If ratification is not obtained, the Audit Committee will consider this fact when it appoints the independent auditor for 2023, but will not be required to appoint a different independent auditor. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interests of the Company.

Principal Accountant Fees and Services

The following table presents aggregate fees billed to us for services rendered by Ernst & Young LLP during the years ended December 31, 2021 and 2020:

	Fiscal year ended December 31, 2021	Fiscal year ended December 31, 2020
Audit Fees (1)	$478,200	$540,565
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$478,200	$540,565

(1)	Audit fees consisted of fees paid for our annual audits, review of our quarterly reports on Form 10-Q and our SEC filings related to our S-3 and S-8 registration statements.

Preapproval Policies and Procedures

It is our policy that the Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules. The Audit Committee may form one or more subcommittees, as it deems appropriate from time to time under the circumstances (including a subcommittee consisting of a single member), to make any preapproval decisions relating to audit, review, attest or non-audit services, among other things. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting. During 2021, the Audit Committee pre-approved all audit and non-audit services in accordance with this policy.

Required Vote

Ratification of Ernst & Young LLP as our independent registered public accounting firm will require the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.

The board of directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

PROPOSAL 3:

APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS,

OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Rule 14a-21 under the Exchange Act, the Company requests that our stockholders cast a non-binding, advisory vote to approve the compensation of the Company’s named executive officers identified in the section titled “Executive and Director Compensation” set forth below in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders hereby approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2022 annual meeting of stockholders pursuant to the compensation disclosure rules of the SEC, including the section titled “Executive Compensation,” the 2021 Summary Compensation Table and the other related tables and disclosures.”

We believe that our compensation programs and policies for the year ended December 31, 2021 were an effective incentive for the achievement of the Company’s goals, aligned with stockholders’ interest and worthy of stockholder support. Additional details concerning how we structure our compensation programs to meet the objectives of our compensation program are provided in the section titled “Executive Compensation” set forth below in this proxy statement. In particular, we discuss how we design performance-based compensation programs and set compensation targets and other objectives to maintain a close correlation between Company and individual achievement.

This vote is merely advisory and will not be binding upon the Company, our board of directors or our Compensation Committee, nor will it create or imply any change in the duties of the Company, our board of directors or our Compensation Committee. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation decisions. At our 2021 Annual Meeting of Stockholders, approximately 97.6% of the votes cast on the say-on-pay proposal were voted “FOR” the proposal. The board of directors values constructive dialogue on executive compensation and other significant governance topics with the Company’s stockholders and encourages all stockholders to vote their shares on this important matter.

At our 2020 Annual Meeting of Stockholders held on May 12, 2020, our stockholders recommended, on an advisory basis, that the stockholder vote on the compensation of our named executive officers occur every year. In light of the foregoing recommendation, our board of directors determined to hold a “say-on-pay” advisory vote every year. Accordingly, our next advisory say-on-pay vote (following the non-binding advisory vote at this Annual Meeting) is expected to occur at our 2023 Annual Meeting of Stockholders.

Required Vote

The approval, on an advisory (non-binding) basis, of the compensation of our named executive officers will require the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.

The board of directors recommends a vote “FOR” the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

PROPOSAL 4:

APPROVAL OF THE CONTRAFECT CORPORATION

2022 EMPLOYEE STOCK PURCHASE PLAN

Overview

In this Proposal 4, we are requesting stockholders approve the adoption of the ContraFect Corporation 2022 Employee Stock Purchase Plan (the “ESPP”). The board of directors has adopted the ESPP, subject to stockholder approval, to be effective as of the date on which our stockholders approve the ESPP. The ESPP is described in more detail below. If this Proposal 4 is not approved by our stockholders, the ESPP will not become effective.

The ESPP

The ESPP is comprised of two distinct components in order to provide increased flexibility to grant options to purchase shares under the ESPP. Specifically, the ESPP authorizes (1) the grant of options that are intended to qualify for favorable U.S. federal tax treatment under Section 423 of the Code (the “Section 423 Component”), and (2) the grant of options that are not intended to be tax-qualified under Section 423 of the Code (the “Non-Section 423 Component”). Where permitted under local law and custom, we expect that the Non-Section 423 Component will generally be operated and administered on terms and conditions similar to the Section 423 Component.

Factors the Board of Directors and the Compensation Committee Considered

In determining whether to approve the ESPP, the board of directors and the Compensation Committee considered:

•

The number of equity awards granted by the Company during the past two calendar years. In calendar years 2021 and 2020, our annual equity burn rates (calculated by dividing (1) the number of shares subject to equity awards granted under the Company’s 2014 Omnibus Incentive Plan, or the LTIP, during the year by (2) the weighted-average number of shares outstanding during the applicable year) under the LTIP were 3.3% and 3.5%, respectively.

•

The overhang rate. In calendar years 2021 and 2020, the end of year overhang rate (calculated by dividing (1) the sum of the number of shares subject to equity awards under the LTIP outstanding at the end of the calendar year plus shares remaining available under the LTIP for issuance for future awards at the end of the calendar year by (2) the number of shares outstanding at the end of the calendar year) was 10.1% and 6.8%, respectively. If the ESPP is approved, we expect our overhang rate at the end of 2022 will be approximately 11.0%.

•

The information and reports provided by Aon to the Compensation Committee. Aon is a third-party compensation consultant initially engaged by Company management and subsequently retained directly by the Compensation Committee as its independent compensation consultant.

In light of the factors described above, the board of directors, at the recommendation of the Compensation Committee, has determined that approval of the ESPP is reasonable and appropriate at this time.

Summary of the ESPP

This section summarizes certain principal features of the ESPP. The summary is qualified in its entirety by reference to the complete text of the ESPP, a copy of which is attached as Annex A to this proxy statement. We urge our stockholders to read the entire ESPP before voting on this proposal.

Eligibility and Administration

We expect that all of the Company’s employees will be eligible to participate in the ESPP. However, with respect to the Section 423 Component, an employee may not be granted rights to purchase stock under the ESPP if the employee, immediately after the grant, would own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of the Company’s common stock. Immediately following the approval of the ESPP, the Company is expected to have approximately 40 employees who may be eligible to participate in the ESPP.

The ESPP will be administered by the Company’s board of directors, which may delegate its duties and responsibilities to one or more committees of the board (collectively, the “ESPP administrator’’). Among other things, the ESPP administrator will have authority to interpret the terms of the ESPP, determine eligibility of participants and impose a mandatory holding period pursuant to which employees may not dispose of or transfer shares purchased under the ESPP for a period of time determined by the ESPP administrator in its discretion. Following the approval of the ESPP, we expect the compensation committee of the Company’s board of directors to administer the ESPP.

Shares Available for Awards.

A total of 800,000 shares of the Company’s common stock will initially be reserved for issuance under the ESPP, all of which can be granted under the Section 423 Component.

Awards

Stock will be offered under the ESPP during offering periods. Additionally, the Administrator may designate one or more purchase periods within an offering period. The length of the offering periods and purchase periods under the ESPP will be determined by the ESPP administrator and the offering period may be up to twenty-seven months long. Employee payroll deductions will be used to purchase shares on each purchase date during an offering period. The purchase dates for each offering period will be the final trading day in the purchase period. Offering periods and purchase periods under the ESPP will commence when determined by the ESPP administrator. The ESPP administrator may, in its discretion, modify the terms of future offering periods or purchase periods. In non-U.S. jurisdictions where participation in the ESPP through payroll deductions is prohibited, the ESPP administrator may provide that an eligible employee may elect to participate through contributions to the participant’s account under the ESPP in a form acceptable to the ESPP administrator in lieu of or in addition to payroll deductions.

The ESPP permits participants to purchase common stock through payroll deductions of up to a specified percentage of their eligible compensation. The ESPP administrator will establish a maximum number of shares that may be purchased by a participant during any offering period. In addition, no employee will be permitted to accrue the right to purchase stock under the Section 423 Component at a rate in excess of $25,000 worth of shares during any calendar year during which such a purchase right is outstanding (based on the fair market value per share of the Company’s common stock as of the last trading day prior to the first day of the offering period).

On the first trading day of each offering period, each participant will automatically be granted an option to purchase shares of the Company’s common stock. The option will expire at the end of the applicable offering period (or, if earlier, the last trading day of the purchase period, or such other date as determined by the ESPP administrator) and will be exercised at that time to the extent of the payroll deductions accumulated during the purchase period. The purchase price of the shares, in the absence of a contrary designation, will be 85% of the lower of the fair market value of the Company’s common stock on the first trading day of the offering period or on the purchase date. Participants may voluntarily end their participation in the ESPP at any time during a specified period prior to the end of the applicable offering period, and will be paid their accrued payroll deductions that have not yet been used to purchase shares of common stock. Participation ends automatically upon a participant’s termination of employment.

A participant may not transfer rights granted under the ESPP other than by will or the laws of descent and distribution, and rights granted under the ESPP are generally exercisable only by the participant.

Certain Transactions

In the event of certain non-reciprocal transactions or events affecting the Company’s common stock, the ESPP administrator will make equitable adjustments to the ESPP and outstanding rights. In the event of certain unusual or non-recurring events or transactions, including a change in control, the ESPP administrator may provide for (1) either the replacement of outstanding rights with other rights or property or termination of outstanding rights in exchange for cash, (2) the assumption or substitution of outstanding rights by the successor or survivor corporation or parent or subsidiary thereof, if any, (3) the adjustment in the number and type of shares of stock subject to outstanding rights, (4) the use of participants’ accumulated payroll deductions to purchase stock on a new purchase date prior to the next scheduled purchase date and termination of any rights under ongoing offering periods or (5) the termination of all outstanding rights.

ESPP Amendment and Termination

The ESPP administrator may amend, suspend or terminate the ESPP at any time. However, stockholder approval will be obtained for any amendment that increases the aggregate number or changes the type of shares that may be sold pursuant to rights under the ESPP, changes the corporations or classes of corporations whose employees are eligible to participate in the ESPP, or if such approval is required under applicable law.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal United States federal income tax consequences related to participation in the ESPP. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

As described above, the ESPP has a Section 423 Component and a Non-Section 423 Component. The tax consequences for a participant will depend on whether the participant participates in the Section 423 Component or the Non-Section 423 Component.

Tax Consequences to U.S. Participants in the Section 423 Component

The Section 423 Component, and the rights of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. This means that participant will not recognize taxable income on the date the participant is granted an option under the ESPP. In addition, the participant will not recognize taxable income upon the purchase of shares.

Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or otherwise disposed of more than two years from the first day of the relevant offering period (and more than one year from the date the shares are purchased), or if the participant dies while holding the shares, then the participant (or the participant’s estate) generally will recognize ordinary income measured as the lesser of:

i.	the excess of the fair market value of the common stock at the time of such sale or disposition (or death) over the purchase price of such shares, or

ii.	an amount equal to the applicable discount from the fair market value of the shares as of the first day of the applicable offering period.

Any additional gain should be treated as long-term capital gain. If the shares are held for at least the holding periods described above but are sold for a price that is less than the purchase price, there will be no ordinary income and the difference will be a long-term capital loss. The Company will not be entitled to an income tax deduction with respect to the grant or exercise of a right to purchase shares, or the sale of such shares by a participant, where such participant holds such shares for at least the holding periods described above.

Any sale or other disposition of shares before the expiration of the holding periods described above will be a “disqualifying disposition,” and the participant will recognize ordinary income at the time of such disposition generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price, and the Company will be entitled to an income tax deduction for such ordinary income. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period following the date the shares were purchased by the participant prior to such sale or disposition, and the Company will not be entitled to an income tax deduction for any such capital gain.

Tax Consequences to U.S. Participants in the Non-Section 423 Component

A participant in the Non-Section 423 Component will have compensation income equal to the value of the common stock on the day the participant purchased the common stock less the purchase price.

When a participant sells the common stock the participant purchased under the Non-Section 423 Component, the participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the common stock on the day it was purchased. This capital gain or loss will be long-term if the participant held the common stock for more than one year and otherwise will be short-term.

With respect to U.S. participants, the Company is generally entitled to a deduction for amounts taxed as ordinary income to a participant to the extent of ordinary income recognized upon a purchase made under the Non-Section 423 Component.

New Plan Benefits

Participation in the ESPP is voluntary and each eligible employee will make his or her own decision regarding whether and to what extent to participate in the ESPP. Additionally, benefits under the ESPP will depend on the participants’ enrollment and contribution elections, and the fair market value of the shares at various future dates. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the ESPP.

Interests of Certain Persons in the ESPP

Stockholders should understand that our executive officers may be considered to have an interest in the approval of the ESPP because they may in the future be eligible to participate in the ESPP. Nevertheless, the board of directors believes that it is important to provide incentives and promote the retention of all employees by adopting the ESPP.

Required Vote

The adoption of the ESPP requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions and broker non-votes will have no effect on the outcome of the vote for this proposal.

The board of directors recommends a vote “FOR” the approval of the ContraFect Corporation 2022 Employee Stock Purchase Plan.

EXECUTIVE OFFICER BIOGRAPHIES

Biographical information concerning each of our executive officers is set forth below.

Natalie Bogdanos, J.D. Ms. Bogdanos, age 53, has served as our General Counsel and Corporate Secretary since August 2014, and served as a member of the Interim Office of the Chief Executive Officer from March 2017 to June 2017. Ms. Bogdanos has also served as our Data Protection Officer since July 2018. She has over 20 years of experience in the legal field, at least 15 of which were serving as the chief legal officer of publicly traded biotechnology companies. Prior to joining ContraFect in 2014, Ms. Bogdanos served as a full-time legal consultant for Ferring Pharmaceuticals, Inc. from January 2014 to August 2014. Prior to that, Ms. Bogdanos served as Associate General Counsel at Memorial Sloan-Kettering Cancer Center (“MSKCC”), a cancer treatment and research institution, where she held a joint appointment with the Office of the General Counsel and the Office of Technology Development (“OTD”) from 2012 to 2013. At MSKCC, she provided legal counsel and guidance to various departments throughout the institution while having sole responsibility for the legal oversight of the OTD. Prior to MSKCC, she was General Counsel at Enzo Biochem, Inc. (“Enzo”), a publicly traded international biotechnology and life science company, from 2003 to 2012. At Enzo, she was responsible for leading the legal department, ensuring SEC and regulatory compliance, overseeing litigation and managing Enzo’s portfolio of 500+ patents and patent applications and negotiating complex business development agreements as well as other contracts. Previously, Ms. Bogdanos was an associate at Amster, Rothstein & Ebenstein from 1999 to 2003 where her practice focused on all intellectual property matters including related litigation. Ms. Bogdanos was a faculty member at the Practising Law Institute. Prior to attending law school, she was a research technician at the Public Health Research Institute where her work focused on Staphylococcus aureus. Ms. Bogdanos is an attorney and admitted to practice law in New York, the United States District Court, Southern and Eastern District of New York and the United States Court of Appeals for the Federal Circuit. She is also licensed to practice before the United States Patent and Trademark Office. Ms. Bogdanos received her J.D. from New York Law School and her Bachelor of Arts in Biology, with honors, from Queens College of the City University of New York.

Cara M. Cassino, M.D. Dr. Cassino, age 60, has served as our Chief Medical Officer since September 2015, also as Executive Vice President of Research and Development since August 2016, and served as a member of the Interim Office of the Chief Executive Officer from March 2017 to June 2017. Dr. Cassino has over 20 years of experience as a clinician and executive in healthcare, including over 15 years of experience in pharmaceutical product development with over 20 successful regulatory submissions in the United States and globally. Prior to joining ContraFect, Dr. Cassino served as an independent consultant to various pharmaceutical and biotechnology companies, including Scynexis, from December 2014 to September 2015. Prior to that, she served as Senior Vice President at Forest Laboratories, Inc., a biopharmaceutical company (acquired by Actavis plc, now Allergan plc), where she oversaw Global Clinical Development from 2013 to 2014. While at Forest, she was responsible for pre- and post- marketing clinical activities for a portfolio of 35 compounds, and also clinical due diligence for M&A activity, including the $2.9 billion acquisition of Aptalis Pharma and the $1.1 billion acquisition of Furiex Pharmaceuticals. From 2008 to 2013, Dr. Cassino held a number of senior positions at Pfizer, including Global Medical Team Leader of Pfizer’s antibacterial franchise which included Zyvox (linezolid) and Medicines Development Group VP for Pulmonary Vascular Disease and Rare Diseases. Prior to joining Pfizer, Dr. Cassino also served as Executive Medical Director for the late-stage U.S. respiratory franchise at Boehringer-Ingelheim Pharmaceuticals, Inc. and was a member of the academic faculty of the Division of Pulmonary and Critical Care Medicine at New York University (NYU) School of Medicine for eight years prior to joining industry. Dr. Cassino received her B.A., summa cum laude, in Chemistry and Fine Arts from NYU where she was elected Phi Beta Kappa, followed by an M.D. from NYU School of Medicine. She completed her internship and residency in Internal Medicine at NYU/Bellevue Hospital and a fellowship in Pulmonary/Critical Care Medicine at NYU and Mount Sinai Medical Centers. Dr. Cassino is Board Certified in both internal medicine and pulmonary medicine.

Michael Messinger, C.P.A. Mr. Messinger, age 47, has served as our Chief Financial Officer since November 2018. He has more than 18 years of experience in finance, accounting and forecasting for clinical development.

Prior to joining ContraFect in November 2012 as our Vice President, Finance, and later serving as our Senior Vice President, Finance beginning in August 2016, he served as Director of Finance at Lexicon Pharmaceuticals, Inc. (“Lexicon”) for eight years and also held the position of Controller for three years. Prior to working at Lexicon, Mr. Messinger served as Controller of Coelacanth Corporation (which was acquired by Lexicon) for two years. While at Lexicon, Mr. Messinger was responsible for the financial management of Lexicon’s partnership with Symphony Capital, LLC, in addition to coordinating fiscal and program management concerning Lexicon’s development programs. Mr. Messinger received his B.B.A. degree in accounting from the University of Michigan. He started his career as an auditor at Ernst & Young LLP.

EXECUTIVE COMPENSATION

Our executive compensation program, consisting of a three-part compensation strategy that includes base salary, annual performance-based cash bonuses and long-term equity incentive compensation, is designed to (i) pay for performance to encourage both Company and individual achievement; (ii) encourage efficient use of Company resources; and (iii) provide market competitive compensation to attract and retain highly qualified individuals who are capable of making significant contributions to the long-term success of the Company.

The Company does not adopt express formulae for weighting different elements of compensation or for allocating between long-term and short-term compensation, but strives to develop comprehensive packages that are competitive with those offered by other companies with which the Company competes to attract and retain talented executives. Under the Company’s compensation practices, cash compensation consists of an annual base salary and performance-based bonuses, and equity-based compensation primarily consists of grants of stock options.

Named Executive Officers

Our named executive officers for 2021 set forth in this proxy statement (the “Named Executive Officers”) are:

•	Roger J. Pomerantz, M.D., F.A.C.P., Chief Executive Officer, President, and Chairman of the Board;

•	Cara M. Cassino, M.D., Chief Medical Officer and Executive Vice President of Research & Development; and

•	Michael Messinger, C.P.A., Chief Financial Officer

2021 Summary Compensation Table

The table below sets forth the compensation earned during fiscal years 2021 and 2020 by our Named Executive Officers.

Name and Principal Position		Salary ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation (3)	Total ($)
Roger J. Pomerantz, M.D., F.A.C.P.	2021	$665,500	$833,234	$559,020	$42,313	$2,100,067
Chief Executive Officer and President	2020	$605,000	$2,510,650	$726,000	$40,191	$3,881,841

Cara M. Cassino, M.D.	2021	$523,389	$558,482	$257,900	$42,433	$1,382,204
Chief Medical Officer and Executive Vice President of Research and Development	2020	$503,259	$344,789	$339,700	$40,191	$1,227,939

Michael Messinger, C.P.A.	2021	$388,799	$262,436	$174,960	$56,487	$882,682
Chief Financial Officer	2020	373,845	647,742	196,269	53,182	1,271,038

(1)

The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of stock options awarded during the year computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification, or ASC, Topic 718, disregarding estimated forfeitures. See Note [ ● ] to our financial statements included in our Annual Report on Form 10-K filed on [ ● ], 2022 regarding assumptions underlying the valuation of these equity awards.

(2)	Represents annual bonuses earned under our performance-based bonus program.
(3)

The amounts reported in the “All Other Compensation” column include the sum of the incremental cost to us of all perquisites and other personal benefits, which are comprised of [medical and life insurance premiums paid by us and not provided to all employees generally, and employer 401(k) contributions made by us on behalf of each Named Executive Officer].

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table sets forth information regarding outstanding stock options held by our Named Executive Officers as of December 31, 2021.

		Option Awards
Name and Principal Position	Number of Securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)		Option exercise price ($/share)	Option expiration date
Roger J. Pomerantz, M.D., F.A.C.P.	2,857	—		$42.70	4/3/2024
Chief Executive Officer and President	2,000	—		$40.20	7/29/2024
	500	—		$46.10	2/6/2025
	1,500	—		$52.10	5/4/2025
	1,500	—		$32.30	5/6/2026
	2,250	—		$16.00	5/2/2027
	2,250	—		$16.30	5/8/2028
	200,000	120,000	(1)	$4.00	4/2/2029
	150,000	150,000	(2)	$10.98	2/21/2030
	63,500	190,500	(3)	$4.31	4/8/2031
Cara M. Cassino, M.D.	15,000	—		$40.80	11/2/2025
Chief Medical Officer and Executive Vice	3,600	—		$32.90	2/7/2026
President of Research and Development	10,000	—		$32.90	2/7/2026
	15,000	—		$17.50	2/1/2027
	23,000	—		$14.40	2/1/2028
	18.750	6,250	(4)	$4.50	2/5/2029
	21.250	21,250	(2)	$10.63	2/19/2030
	20,000	60,000	(3)	$4.31	4/8/2031
	—	90,000	(5)	$4.31	4/8/2031
Michael Messinger	2,143	—		$35.00	2/26/2023
Chief Financial Officer	214	—		$35.00	2/26/2023
	1,857	—		$42.70	4/28/2024
	2,800	—		$29.10	10/28/2024
	3,500	—		$46.10	2/6/2025
	4,000	—		$32.90	2/7/2026
	14,000	—		$17.50	2/1/2027
	20,000	—		$14.40	2/1/2028
	16,875	5,625	(4)	$4.50	2/5/2029
	21,250	21,250	(2)	$10.63	2/19/2030
	46,875	28,125	(6)	$5.23	6/11/2030
	20,000	60,000	(3)	$4.31	4/8/2031

(1)

The shares underlying the option vest over four years, with 25% of the shares underlying the option vesting on April 1, 2020 and 6.25% of the shares underlying the option vesting at the end of each quarter thereafter.

(2)	The shares underlying the option vest over four years beginning on January 1, 2020, with 6.25% of the shares underlying the option vesting at the end of each calendar quarter thereafter.
(3)	The shares underlying the option vest over four years beginning on January 1, 2021, with 6.25% of the shares underlying the option vesting at the end of each calendar quarter thereafter.
(4)	The shares underlying the option vest over four years beginning on January 1, 2019, with 6.25% of the shares underlying the option vesting at the end of each calendar quarter thereafter.
(5)

The shares underlying the option vest over four years, with 25% of the shares underlying the option vesting on March 10, 2022 and 6.25% of the shares underlying the option vesting at the end of each quarter thereafter.

(6)

The shares underlying the option vest over four years, with 25% of the shares underlying the option vesting on June  11, 2021 and 6.25% of the shares underlying the option vesting at the end of each quarter thereafter.

Employment Arrangements

Roger J. Pomerantz

We have entered into an employment agreement with Dr. Pomerantz (the “Pomerantz Employment Agreement”), our Chief Executive Officer and President. During 2021, Dr. Pomerantz was paid an annual base salary of $665,500 and was eligible to earn a target annual performance bonus in an amount equal to 80% of his base salary. Effective January 1, 2022, Dr. Pomerantz’s annual salary was increased to $702,103.

The Pomerantz Employment Agreement entitles Dr. Pomerantz to the following severance payments and benefits upon his resignation for good reason or termination by us without cause: (i) an amount equal to 1.5 times the sum of his annual base salary and his target annual bonus for the year of termination, payable in the form of salary continuation in regular installments over 18 months, (ii) payment of any earned but unpaid bonuses, (iii) payment of the applicable premiums for coverage pursuant to COBRA for 18 months from the date of the termination and (iv) accelerated vesting of equity awards that would otherwise vest based solely on Dr. Pomerantz’s continued service or employment during the 18 months following termination of his employment. The Pomerantz Employment Agreement provides that, upon any such termination within 60 days prior to or 12 months following a change in control of the Company, in addition to the benefits described in the previous sentence, Dr. Pomerantz is entitled to, without duplication, full accelerated vesting of equity awards that would otherwise vest based solely on Dr. Pomerantz’s continued service or employment. Dr. Pomerantz’s right to receive severance payments and benefits is conditioned upon his timely executing a general release of claims.

Dr. Pomerantz has agreed not to compete with us and not to solicit certain of our employees, customers and clients for eighteen months following the termination of his employment.

Cara M. Cassino

On August 24, 2015, we entered into an offer letter agreement with Dr. Cassino, our Chief Medical Officer, and amended the agreement on August 22, 2016 and again on March 15, 2017 (together, the “Cassino Offer Letter”). During 2021, Dr. Cassino was paid an annual base salary of $523,389 and was eligible to earn a target annual performance bonus in an amount equal to 45% of her base salary. Effective January 1, 2022, Dr. Cassino’s annual salary was increased to $552,175.

The Cassino Offer Letter entitles Dr. Cassino to the following severance payments and benefits upon her resignation for good reason or termination by us without cause: (i) an amount equal to the sum of 18 months of Dr. Cassino’s then-current base salary plus 150% of Dr. Cassino’s then-current target annual bonus, payable over 18 months following the date of termination, (ii) payment of any earned but unpaid bonuses, (iii) payment of the applicable premiums for coverage pursuant to COBRA for 18 months from the date of the termination and (iv) accelerated vesting of any then-outstanding Company stock options granted prior to June 14, 2016, with the vested portion of such stock options remaining outstanding and exercisable until the date that is two (2) years following Dr. Cassino’s employment termination date, subject to the earlier final expiration dates of such options or treatment in accordance with their contractual terms in connection with certain corporate transaction.

Dr. Cassino’s right to receive severance payments and benefits is conditioned upon her timely executing a general release of claims.

Michael Messinger

On November 5, 2012, we entered into an employment agreement with Michael Messinger, our Chief Financial Officer, and amended the agreement on November 2, 2015 (together, the “Messinger Offer Letter”). During 2021, Mr. Messinger was paid an annual base salary of $388,799 and was eligible to earn a target annual performance bonus in an amount equal to 40% of his base salary. Effective January 1, 2022, Mr. Messinger’s annual salary was increased to $410,183.

The Messinger Offer Letter entitles Mr. Messinger to the following severance payments and benefits upon his termination by us without cause or his resignation for good reason: (i) base salary continuation for 12 months following the date of termination; (ii) a payment equal to his accrued bonus; and (iii) payment of the applicable premiums for coverage pursuant to COBRA for 12 months from the date of termination. In the event that Mr. Messinger is terminated by us without cause or resigns for good reason, in each case, within one year following a change of control event, then, in addition to those benefits described above, all existing and outstanding stock options and other equity awards will become immediately fully vested and exercisable. Mr.  Messinger’s right to receive severance payments and benefits is conditioned upon his timely executing a general release of claims.

2021 Non-Equity Incentive Plan Awards

The annual cash incentive plan has two categories of performance measures to determine payouts, corporate and, other than for the CEO, individual. For the corporate measures, the annual cash incentive plan rewards Named Executive Officers for the achievement of specified product research and development and other milestones that the Committee views as key steps in the execution of our overall business strategy. The milestone metrics relate to key development and regulatory steps. The Compensation Committee set the performance metric targets at levels that it considered rigorous and challenging and that took into account the relevant risks and opportunities. The corporate measures are milestone metrics and they consisted of the following for 2021:

Milestone Metric	Weight (%)
Close BARDA agreement and obtain Base Stage funding	10
Conduct Conditional Power Analysis for the Phase 3 DISRUPT study	10
Manufacture first clinical scale batch of exebacase at Fuji RTP (US)	10
Manufacture first exebacase lyophilized DP batch	5
Conduct Pre-IND meeting for CF-370	5
Nominate lead amurin as next IND candidate	10
Obtain CARB-X funding to progress lead amurin toward IND	10
Complete in vivo profiling of the antiviral activity of amurins	5
Identify a new DLA active against Burkholderia	5
Obtain funding of $60M or more to fund through 2022	20
Manage budget to +/- 5% of approved operating expenses	5
Increase board diversity	5
Obtain new grant funding	10
Initiate a clinical trial of exebacase in PJI infections	10

Total Weighted Performance Level	120

For the individual measures for Dr. Cassino, and Mr. Messinger, the items relate to the area of responsibility of the individual–– specifically, for Dr. Cassino, research and development elements, and for Mr. Messinger, finance and accounting elements.

Each Named Executive Officer has a target annual award amount, expressed as a percentage of the Named Executive Officer’s base salary.

NEO	2021 Target Annual Incentive Plan Opportunity as a % of Base Salary
Roger J. Pomerantz	80%
Cara M. Cassino	45%
Michael Messinger	40%

The Compensation Committee evaluated our achievement relative to the milestone goals established at the beginning of the year to determine the overall Company performance level, and then translated that performance level to a Company payout level. The Committee determined that the Company had achieved most of the pre-determined milestones, and recommended the Board approve a total weighted performance level of 105%. In doing so, the Committee considered the Company’s operational efficiency, its efforts and progress in advancing its exebacase related activities and its preclinical assets, its funding attainment and the impact of the COVID-19 pandemic. The Committee also considered individual performance achievement for the Named Executive Officers other than the Chief Executive Officer, and determined payouts including the individual performance level for such named executive officers. Based on Company and individual achievement, the Committee then determined and approved the total 2021 annual incentive plan payout for each Named Executive Officer.

Name	Base Salary	Target Annual Incentive Plan Opportunity as a % of Base Salary	Target Opportunity ($)	Company Measures % of Target Incentive	Weighted Corporate Performance Payout%	Company Measures Incentive Payout ($)	Individual Measures % of Target Incentive	Weighted Individual Performance Payout%	Individual Measures Incentive Payout ($)	Total 2021 Incentive Payout ($)
Roger J. Pomerantz, M.D.	$665,500	85%	$532,400	100%	105%	$559,020	N/A	N/A	N/A	$559,020
Cara M. Cassino, M.D.	$523,389	45%	$235,525	70%	105%	$173,111	30%	120%	$84,789	$257,900
Michael Messinger	$388,799	40%	$155,520	50%	105%	$81,648	50%	120%	$93,312	$174,960

The cash amounts awarded to each Named Executive Officer for 2021 performance are set forth in the 2021 Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

Equity and Other Compensation Plans

We generally offer stock options to our employees, including our Named Executive Officers, as the long-term incentive component of our compensation program. Our stock options generally allow employees to purchase shares of our common stock at a price equal to the fair market value of our common stock on the date of grant and may be intended to qualify as “incentive stock options” under the Internal Revenue Code.

Our stock options typically vest either (a) as to 25% of the shares subject to the option on the first anniversary of the date of grant and in equal quarterly installments over the ensuing 36 months or (b) as to all of the shares subject to the option, ratably on a quarterly basis over a four-year period following the date of grant, in either case subject to the holder’s continued employment with us as of each applicable vesting date. From time to time, our board of directors may also construct alternate vesting schedules as it determines are appropriate to motivate particular employees.

We awarded stock options to our Named Executive Officers during 2021 in the following amounts:

Named Executive Officer	2021 Options Granted
Roger J. Pomerantz, M.D., F.A.C.P.	254,000
Cara M. Cassino, M.D.	170,000
Michael Messinger	80,000

These options were granted with exercise prices equal to the fair market of our common stock on the date of grant, as determined by our board of directors. Refer to the footnotes of our Outstanding Equity Awards at 2021 Fiscal Year-End table for a description of the vesting of these options.

401(k) Retirement Plan

We maintain a retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code. In general, all of our employees are eligible to participate beginning on the first day of their employment. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, generally equal to $19,500 for 2021, and have the amount of the reduction contributed to the 401(k) plan. The Company has implemented a cash matching program whereby it contributes, on a dollar-for-dollar basis, an amount equal to 50% of employee contributions up to 3% of an employee’s eligible compensation.

2021 Director Compensation

Our non-employee directors are compensated on annual basis for their services on the board of directors as follows:

•	each director receives an annual cash retainer of $40,000;

•

each director receives an annual stock option grant to purchase 25,000 shares of our common stock (increased, effective as of May 18, 2021, from 8,000 shares of our common stock), generally granted on or about the Annual Meeting Date;

•	the Chairman of the board of directors, each Chairman of a committee of the board of directors or a member of a committee of the board of directors, receives additional cash compensation as follows:

•	Chairman of the board of directors receives an additional annual retainer of $160,000;

•	Lead Director of the board of directors receives an additional annual retainer of $20,000;

•	Vice Chairman of the board of directors receives an additional annual retainer of $10,000;

•	Chairman of the Audit Committee receives an additional annual retainer of $16,000 (increased, effective as of May 18, 2021, from $15,000);

•	Chairman of the Compensation Committee receives an additional annual retainer of $12,000 (increased, effective as of May 18, 2021, from $10,000);

•	Chairman of the Nominating and Corporate Governance Committee receives an additional annual retainer of $8,000 (increased, effective as of May 18, 2021, from $7,500);

•	Chairman of the Science and Technology Committee receives an additional $7,500; and

•

a member of the Science and Technology Committee or the Nominating and Corporate Governance Committee—with respect to each such membership, an additional annual retainer of $5,000; a member of the Audit Committee receives an additional annual retainer of $7,500 and a member of the Compensation Committee receives an additional annual retainer of $6,000 (increased, effective as of May 18, 2021, from $5,000).

•

each director receives an initial stock option grant to purchase 50,000 shares of our common stock (increased, effective as of May 18, 2021, from 16,000 shares of our common stock) upon being appointed to the board, granted as soon as reasonably practicable following the director’s appointment.

We generally grant stock options to our non-employee directors as soon as reasonably practical after the Annual Meeting as compensation for their service on our board of directors in the coming year. These stock options have an exercise price equal to the fair market value of our common stock on the date of grant and have a term of ten years from the date of grant, subject to the director’s continued service on our board of directors. The stock options vest as to 25% of the original number of shares underlying such options at the end of each calendar quarter following the date of grant.

The initial stock options granted to non-employee directors upon joining the board have an exercise price equal to fair market value on the date of grant and have a term of ten years from the date of grant, subject to the director’s continued service. The initial option grant vests 25% on the date of grant and 25% on each of the first three anniversaries of the date of grant.

Each member of our board of directors is also entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the board of directors and any committee on which he or she serves.

The following table sets forth in summary form information concerning the compensation that we paid or awarded during the year ended December 31, 2021 to each of our non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Lishan Aklog, M.D.	$47,500	$70,439	$117,939
Sol J. Barer, Ph.D.	$72,809	$70,439	$143,248
Jane F. Barlow, MD, MPH, MBA	$46,813	$70,925	$117,738
Steven C. Gilman, Ph.D.	$57,500	$70,439	$127,939
David N. Low, Jr.	$61,236	$70,439	$131,675
Michael J. Otto, Ph.D.	$56,236	$70,439	$126,675
Cary W. Sucoff, J.D.	$52,500	$70,439	$122,939

(1)

The following table shows the number of outstanding option awards held by each non-employee director as of December 31, 2021. None of our non-employee directors held unvested stock awards as of December 31, 2021.

Name	Option Awards (#)
Lishan Aklog, M.D.	41,000
Sol J. Barer, Ph.D.	48,358
Jane F. Barlow, MD, MPH, MBA	16,000
Steven C. Gilman, Ph.D.	168,000
David N. Low, Jr.	48,357
Michael J. Otto, Ph.D.	48,357
Cary W. Sucoff, J.D.	49,787

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (3)	Weighted-average exercise price of outstanding options, warrants and rights (3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column) (3)(4)
Equity compensation plans approved by security holders (1)	2,825,018	$8.31	77.631

Equity compensation plans not approved by security holders (2)	74,675	$38.54	1,000,000

(1)	Consists of the 2014 Omnibus Incentive Plan (the “2014 Plan”).
(2)	Consists of the Amended and Restated 2008 Equity Incentive Plan and the ContraFect Corporation 2021 Employment Inducement Omnibus Incentive Plan.
(3)	As of December 31, 2021.
(4)

The 2014 Plan provides for an annual increase, to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2015 and ending on (and including) January 1, 2024, equal to the lesser of (i) 4% of the outstanding shares of common stock on December 31 immediately preceding such date or (ii) a lesser amount determined by the Company’s board of directors.

OTHER MATTERS

We know of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the Record Date as to the shares of our common stock beneficially owned by:

•	each of our directors;

•	each of our Named Executive Officers;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our outstanding shares of common stock.

Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. The percentage of common stock beneficially owned is based on 39,332,721 shares outstanding as of the Record Date. Shares of our common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the Record Date are considered outstanding and beneficially owned by the person holding the options or warrants for the purposes of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each person or entity identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by such person or entity. Except as otherwise set forth below, the address of the beneficial owner is c/o ContraFect Corporation, 28 Wells Avenue, Third Floor, Yonkers, New York 10701.

	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Federated Hermes, Inc. (1)	7,297,188	18.6%
BVF Partners L.P. (2)	3,972,300	10.1%
Directors and Named Executive Officers:
Roger J. Pomerantz, M.D. F.A.C.P. (3)	532,352	1.3%
Steven C. Gilman (4)	160,526	*
Sol J. Barer, Ph.D. (5)	125,701	*
Lishan Aklog, M.D. (6)	26,750	*
Jane F. Barlow, M.D. (7)	8,000	*
David N. Low, Jr. (8)	81,162	*
Michael J. Otto, Ph.D. (9)	43,307	*
Cary W. Sucoff (10)	50,337	*
Cara M. Cassino, M.D. (11)	169,519	*
Michael Messinger (12)	160,775	*
All current directors and executive officers as a group (11 persons) (13)	1,468,583	3.6%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)

Based on a Schedule 13G/A filed with the SEC on February 14, 2022. The address for Federated Hermes, Inc. (“Federated”), Voting Shares Irrevocable Trust, Thomas Donahue, Rhodora J. Donahue and J. Christopher Donahue is 1001 Liberty Avenue, Pittsburgh, PA 15222. Consists of 7,297,188 shares of common stock over which Federated has sole voting and dispositive power and Voting Shares Irrevocable Trust, Thomas Donahue, Rhodora J. Donahue and J. Christopher Donahue have shared voting and dispositive power. Federated is the parent holding company of entities that act as investment advisors to registered investment companies and accounts that own the Company’s stock. All of Federated’s outstanding voting stock is held in the Voting Shares Irrevocable Trust for which Thomas R. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees.
(2)

Based on a Schedule 13G/A filed with the SEC on April 15, 2021 on behalf of Biotechnology Value Fund, L.P. (“BVF”), BVF I GP LLC (“BVF GP”), Biotechnology Value Fund II, L.P. (“BVF2”), BVF II GP LLC (“BVF2 GP”), Biotechnology Value Trading Fund OS LP (“Trading Fund OS”), BVF Partners OS Ltd. (“Partners OS”), BVF GP Holdings LLC (“BVF GPH”), BVF Partners, L.P. (“Partners”), BVF Inc. and Mark N. Lampert. The address for BVF, BVF GP, BVF2, BVF GPH, Partners, BVF Inc. and Mr. Lampert is 44 Montgomery St., 40th Floor, San Francisco, California 94104. The address for Trading Fund OS and Partners OS is PO Box 309 Ugland House, Grand Cayman, KY1-1104, Cayman Islands. BVF and BVF GP each has shared voting and dispositive power over 2,017,290 shares of common stock, excluding 708,888 shares of common stock underlying warrants. BVF2 and BVF2 GP each has shared voting and dispositive power over 1,626,270 shares of common stock, excluding 521,215 shares of common stock underlying warrants. Trading Fund OS and Partners OS each has shared voting and dispositive power over 257,664 shares of common stock, excluding 52,338 shares of common stock underlying warrants. BVF GPH has shared voting and dispositive power over 3,643,560 shares of common stock, excluding 1,230,103 shares of common stock underlying warrants. Partners, BVF Inc. and Mr. Lampert each has shared voting and dispositive power over 3,972,300 shares of common stock, excluding 1,308,913 shares of common stock underlying warrants. Excludes certain warrants as noted that restrict the ability of the holder to exercise the warrants to the extent that the holder and its affiliates would beneficially own more than 9.99% of the Company’s common stock following such exercise, provided, however, that the holder has the ability to waive such ownership limitations upon 61 days prior notice.

(3)

Consists of (a) 80 shares of common stock and (b) 532,272 shares of common stock underlying options and warrants that are exercisable as of the Record Date or will become exercisable within 60 days after such date.

(4)

Consists of (a) 2,080 shares of common stock and (b) 158,446 shares of common stock underlying options and warrants that are exercisable as of the Record Date or will become exercisable within 60 days after such date.

(5)

Consists of (a) 81,593 shares of common stock and (b) 44,108 shares of common stock underlying options and warrants that are exercisable as of the Record Date or will become exercisable within 60 days after such date.

(6)	Consists of 26,750 shares of common stock underlying options and warrants that are exercisable as of the Record Date or will become exercisable within 60 days after such date.
(7)	Consists of 8,000 shares of common stock underlying options and warrants that are exercisable as of the Record Date or will become exercisable within 60 days after such date.
(8)

Consists of (a) 37,055 shares of common stock and (b) 44,107 shares of common stock underlying options and warrants that are exercisable as of the Record Date or will become exercisable within 60 days after such date.

(9)

Consists of (a) 800 shares of common stock and (b) 42,507 shares of common stock underlying options and warrants that are exercisable as of the Record Date or will become exercisable within 60 days after such date.

(10)

Consists of (a) 6,200 shares of common stock and (b) 44,137 shares of common stock underlying options and warrants that are exercisable as of the Record Date or will become exercisable within 60 days after such date.

(11)

Consists of (a) 800 shares of common stock and (b) 168,719 shares of common stock underlying options and warrants that are exercisable as of the Record Date or will become exercisable within 60 days after such date

(12)

Consists of (a) 1,909 shares of common stock and (b) 158,866 shares of common stock underlying options and warrants that are exercisable as of the Record Date or will become exercisable within 60 days after such date

(13)

Consists of (a) 130,597 shares of common stock and (b) 1,338,986 shares of common stock underlying options and warrants that are exercisable as of the Record Date or will become exercisable within 60 days after such date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers in which we agree to indemnify, defend and hold harmless, and also advance expenses as incurred, to the fullest extent permitted under applicable law, from damage arising from the fact that such person is or was an officer or director of the Company or any of its subsidiaries. We maintain insurance policies for director and officer liability providing for maximum coverage in the amount of $20 million.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved, to the extent the Company qualifies as a “smaller reporting company” under SEC rules, exceeds the lesser of $120,000 or 1 percent of the average of the Company’s total assets at fiscal year-end for the last two completed years, and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person”, has a direct or indirect material interest.

Company management is responsible for determining whether a transaction meets the requirements of a related person transaction requiring review under the related person transaction policy. If review is deemed to be required under the policy, it is the responsibility of the Audit Committee to review related person transactions and approve, ratify, revise or reject related person transactions. The Audit Committee will consider all relevant facts and circumstances and will only ratify those transactions that are in our best interests. If a related party transaction involves a related person who is a director or immediate family member of a director, such director may not participate in the deliberations or vote respecting such transaction; provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the Audit Committee which considers such transaction. If management determines it is impractical or undesirable to wait until an Audit Committee meeting to consummate a transaction with a related person, the chairperson of the Audit Committee may approve the transaction with the related person. Any such approval must be reported to the Audit Committee at the next regularly scheduled meeting.

The following transactions involving related persons are pre-approved under the related party transaction policy:

•

any employment by us of an executive officer, if: (i) the related compensation is required to be reported in our proxy statement under Item 402 of the SEC’s compensation disclosure requirements (generally applicable to “named executive officers”); or (ii) the executive officer is not an immediate family member of another related person, the related compensation would be reported in our proxy statement under Item 402 of the SEC’s compensation disclosure requirements if the executive officer was a “named executive officer,” and the Compensation Committee approved (or recommended that the Board approve) such compensation;

•

any compensation or benefits paid to a director for service as a director, as long as such compensation or benefits is required to be reported in the Company’s proxy statement pursuant to Item 402 of Regulation S-K and has been approved by the Board;

•

any transaction with another company at which a related person does not have any relationship other than as a director or direct or indirect owner of less than 10% of that company’s shares, or a partnership in which the related person and all other related persons, in the aggregate, have an interest of less than 10%, and the related person is not a general partner of and does not have another position in the partnership;

•

any transaction where the related person’s interest arises solely from the ownership of a class of our equity securities and all holders of that class of equity securities received the same benefit on a pro rata basis (e.g., dividends);

•	any transaction involving a related person where the rates or charges involved are determined by competitive bids;

•	transactions where a related person purchases or sells any of our securities in a public offering approved by the board of directors or a committee of the board; and

•

indebtedness transactions involving a related person who qualifies as a related person solely because he/she/it is the beneficial owner of more than 5% of our voting securities or is the immediate family member of a beneficial owner of more than 5% of any class of our voting securities.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the board of directors, which is reviewed annually. A copy of the Audit Committee Charter is available on the Corporate Governance page of our website at http://ir.contrafect.com/governance-docs. The members of the Audit Committee are David N. Low, Jr. (Chairman), Lishan Aklog, Jane F. Barlow and Cary W. Sucoff, each of whom meets the independence standards established by Nasdaq and the rules of the SEC.

The Audit Committee oversees our financial reporting process on behalf of the board of directors and is responsible for providing independent, objective oversight of our accounting, auditing, financial reporting, internal control and legal compliance functions. It is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for our financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible in its report for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed our audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 with management and the Company’s independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including those matters required by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm its independence from the Company.

Based upon the reviews and discussions outlined above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2021 for filing with the Securities and Exchange Commission.

Audit Committee

David N. Low, Jr. (Chairman)

Lishan Aklog, M.D.

Jane F. Barlow, M.D.

Cary W. Sucoff, J.D.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% common stock, to file reports of ownership and changes in ownership with the SEC and Nasdaq. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with all copies of Section 16(a) forms they file. Specific due dates for these reports have been established and we are required to identify in this proxy statement those persons who failed to timely file these reports. Based solely on our review of these forms and written representations from the officers and directors received by us, we believe that during the fiscal year ended December 31, 2021, all Section 16(a) filing requirements were complied with in a timely fashion other than one Form 4 reporting one late transaction for each of Michael Messinger and Cary Sucoff.

SOLICITATION OF PROXIES

The expense of printing and mailing proxy materials and the solicitation of proxies will be borne by us. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and other employees by personal interview, telephone or facsimile. No additional compensation will be paid to our directors, officers or employees for such solicitation. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our common stock.

We intend to file a proxy statement and WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2023 Annual Meeting of Stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote your shares promptly.

By Order of the Board

Natalie Bogdanos
General Counsel, Corporate Secretary &
Data Protection Officer

March 31, 2022

Our 2021 Annual Report on Form 10-K has been mailed with this Proxy Statement. We will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Any such request should be addressed to the Company at 28 Wells Avenue, Third Floor, Yonkers, New York 10701, Attention: Investor Relations Department. The request must include a representation by the stockholder that as of the Record Date, the stockholder was entitled to vote at the Annual Meeting.

ANNEX A

CONTRAFECT CORPORATION

2022 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I.

PURPOSE

The purpose of this Plan is to assist Eligible Employees of the Company and its Designated Subsidiaries in acquiring a stock ownership interest in the Company.

The Plan consists of two components: (i) the Section 423 Component and (ii) the Non-Section 423 Component. The Section 423 Component is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and shall be administered, interpreted and construed in a manner consistent with the requirements of Section 423 of the Code. The Non-Section 423 Component authorizes the grant of rights which need not qualify as rights granted pursuant to an “employee stock purchase plan” under Section 423 of the Code. Rights granted under the Non-Section 423 Component shall be granted pursuant to separate Offerings containing such sub-plans, appendices, rules or procedures as may be adopted by the Administrator and designed to achieve tax, securities laws or other objectives for Eligible Employees and Designated Subsidiaries but shall not be intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Except as otherwise determined by the Administrator or provided herein, the Non-Section 423 Component will operate and be administered in the same manner as the Section 423 Component. Offerings intended to be made under the Non-Section 423 Component will be designated as such by the Administrator at or prior to the time of such Offering.

For purposes of this Plan, the Administrator may designate separate Offerings under the Plan in which Eligible Employees will participate. The terms of these Offerings need not be identical, even if the dates of the applicable Offering Period(s) in each such Offering are identical, provided that the terms of participation are the same within each separate Offering under the Section 423 Component (as determined under Section 423 of the Code). Solely by way of example and without limiting the foregoing, the Company could, but shall not be required to, provide for simultaneous Offerings under the Section 423 Component and the Non-Section 423 Component of the Plan.

ARTICLE II.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

2.1 “Administrator” means the entity that conducts the general administration of the Plan as provided in Article XI.

2.2 “Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.

2.3 “Applicable Law” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which Shares are listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where rights under this Plan are granted.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

2.6 “Common Stock” means the common stock of the Company and such other securities of the Company that may be substituted therefore.

2.7 “Company” means ContraFect Corporation, a Delaware corporation, or any successor.

2.8 “Compensation” of an Eligible Employee means, unless otherwise determined by the Administrator, the gross base compensation or wages received by such Eligible Employee as compensation for services to the Company or any Designated Subsidiary, excluding overtime payments, sales commissions, incentive compensation, bonuses, expense reimbursements, income received in connection with any compensatory equity awards, fringe benefits and other special payments.

2.9 “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.

2.10 “Designated Subsidiary” means any Subsidiary designated by the Administrator in accordance with Section 11.2(b), such designation to specify whether such participation is in the Section 423 Component or Non-Section 423 Component. A Designated Subsidiary may participate in either the Section 423 Component or Non-Section 423 Component, but not both; provided that a Subsidiary that, for U.S. tax purposes, is disregarded from the Company or any Subsidiary that participates in the Section 423 Component shall automatically constitute a Designated Subsidiary that participates in the Section 423 Component.

2.11 “Effective Date” means the date the Plan is approved by the Company’s stockholders.

2.12 “Eligible Employee” means:

(a) an Employee who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Shares and other securities of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code). For purposes of the foregoing, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

(b) Notwithstanding the foregoing, the Administrator may provide in an Offering Document that an Employee shall not be eligible to participate in an Offering Period under the Section 423 Component if: (i) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code; (ii) such Employee has not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years); (iii) such Employee’s customary employment is for twenty hours per week or less; (iv) such Employee’s customary employment is for less than five months in any calendar year; and/or (v) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Shares under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of a right to purchase Shares under the Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion; provided, that any exclusion in clauses (i), (ii), (iii), (iv) or (v) shall be applied in an identical manner under each Offering Period to all Employees, in accordance with Treasury Regulation Section 1.423-2(e).

(c) Further notwithstanding the foregoing, with respect to the Non-Section 423 Component, the first sentence in this definition shall apply in determining who is an “Eligible Employee,” except (i) the Administrator may limit eligibility further within the Company or a Designated Subsidiary so as to only designate certain Employees of the Company or a Designated Subsidiary as Eligible Employees, and (ii) to the extent the restrictions in the first sentence in this definition are not consistent with applicable local laws, the applicable local laws shall control.

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2.13 “Employee” means any individual who renders services to the Company or any Designated Subsidiary in the status of an employee, and, with respect to the Section 423 Component, a person who is an employee of the Company or any Designated Subsidiary within the meaning of Section 3401(c) of the Code. For purposes of an individual’s participation in, or other rights under the Plan, all determinations by the Company shall be final, binding and conclusive, notwithstanding that any court of law or governmental agency subsequently makes a contrary determination. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period.

2.14 “Enrollment Date” means the first Trading Day of each Offering Period.

2.15 “Fair Market Value” means, as of any date, the value of Shares determined as follows: (i) if the Shares are listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Shares as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Shares are not traded on a stock exchange but are quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Shares, the Administrator will determine the Fair Market Value in its discretion.

2.16 “Non-Section 423 Component” means those Offerings under the Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of this Plan, in each case, pursuant to which rights to purchase Shares during an Offering Period may be granted to Eligible Employees that need not satisfy the requirements for rights to purchase Shares granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.

2.17 “Offering” means an offer by the Company under the Plan to Eligible Employees of a right to purchase Shares that may be exercised during an Offering Period as further described in Article IV hereof. Unless otherwise specified by the Administrator, each Offering to the Eligible Employees of the Company or a Designated Subsidiary shall be deemed a separate Offering, even if the dates and other terms of the applicable Offering Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Treas. Reg. § 1.423-2(a)(1), the terms of each separate Offering under the Section 423 Component need not be identical, provided that the terms of the Section 423 Component and an Offering thereunder together satisfy Treas. Reg. § 1.423-2(a)(2) and (a)(3).

2.18 “Offering Document” has the meaning given to such term in Section 4.1.

2.19 “Offering Period” has the meaning given to such term in Section 4.1.

2.20 “Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.21 “Participant” means any Eligible Employee who has executed a subscription agreement and been granted rights to purchase Shares pursuant to the Plan.

2.22 “Payday” means the regular and recurring established day for payment of Compensation to an Employee of the Company or any Designated Subsidiary.

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2.23 “Plan” means this 2022 Employee Stock Purchase Plan, including both the Section 423 Component and Non-Section 423 Component and any other sub-plans or appendices hereto, as amended from time to time.

2.24 “Purchase Date” means the last Trading Day of each Purchase Period or such other date as determined by the Administrator and set forth in the Offering Document.

2.25 “Purchase Period” shall refer to one or more periods within an Offering Period, as designated in the applicable Offering Document; provided, however, that, in the event no Purchase Period is designated by the Administrator in the applicable Offering Document, the Purchase Period for each Offering Period covered by such Offering Document shall be the same as the applicable Offering Period.

2.26 “Purchase Price” means the purchase price designated by the Administrator in the applicable Offering Document (which purchase price, for purposes of the Section 423 Component, shall not be less than 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower); provided, however, that, in the event no purchase price is designated by the Administrator in the applicable Offering Document, the purchase price for the Offering Periods covered by such Offering Document shall be 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower; provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to Article VIII and shall not be less than the par value of a Share.

2.27 “Section 423 Component” means those Offerings under the Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of this Plan or any Offering(s), in each case, pursuant to which rights to purchase Shares during an Offering Period may be granted to Eligible Employees that are intended to satisfy the requirements for rights to purchase Shares granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.

2.28 “Securities Act” means the U.S. Securities Act of 1933, as amended.

2.29 “Share” means a share of Common Stock.

2.30 “Subsidiary” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (a) such entity is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such entity, or (b) such entity elects to be classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary. In addition, with respect to the Non-Section 423 Component, Subsidiary shall include any corporate or non-corporate entity in which the Company has a direct or indirect equity interest or significant business relationship.

2.31 “Trading Day” means a day on which national stock exchanges in the United States are open for trading.

2.32 “Treas. Reg.” means U.S. Department of the Treasury regulations.

ARTICLE III.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares. Subject to Article VIII, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan shall be 800,000 Shares, all of which may be granted under the Section 423 Component of the Plan.

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3.2 Shares Distributed. Any Shares distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Shares, treasury shares or Shares purchased on the open market.

ARTICLE IV.

OFFERING PERIODS; OFFERING DOCUMENTS; PURCHASE DATES

4.1 Offering Periods. The Administrator may from time to time grant or provide for the grant of rights to purchase Shares under the Plan to Eligible Employees during one or more periods (each, an “Offering Period”) selected by the Administrator. The terms and conditions applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the Administrator, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate and shall be incorporated by reference into and made part of the Plan and shall be attached hereto as part of the Plan. The Administrator shall establish in each Offering Document one or more Purchase Periods during such Offering Period during which rights granted under the Plan shall be exercised and purchases of Shares carried out during such Offering Period in accordance with such Offering Document and the Plan. The provisions of separate Offerings or Offering Periods under the Plan may be partially or wholly concurrent and need not be identical.

4.2 Offering Documents. Each Offering Document with respect to an Offering Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise):

(a) the length of the Offering Period, which period shall not exceed twenty-seven months;

(b) the length of the Purchase Period(s) within the Offering Period;

(c) the maximum number of Shares that may be purchased by any Eligible Employee during such Offering Period, which, in the absence of a contrary designation by the Administrator, shall be 25,000 Shares (and which, for the Section 423 Component Offering Periods, shall be subject to the limitations described in Section 5.5 below);

(d) in connection with each Offering Period that contains more than one Purchase Period, the maximum aggregate number of Shares which may be purchased by any Eligible Employee during each Purchase Period, which, in the absence of a contrary designation by the Administrator, shall be 25,000 Shares (and which, for the Section 423 Component Offering Periods, shall be subject to the limitations described in Section 5.5 below); and

(e) such other provisions as the Administrator determines are appropriate, subject to the Plan.

ARTICLE V.

ELIGIBILITY AND PARTICIPATION

5.1 Eligibility. Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of this Article V and, for the Section 423 Component, the limitations imposed by Section 423(b) of the Code.

5.2 Enrollment in Plan.

(a) Except as otherwise set forth in an Offering Document or determined by the Administrator, an Eligible Employee may become a Participant in the Plan for an Offering Period by delivering a subscription agreement to the Company by such time prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document) designated by the Administrator and in such form as the Company provides.

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(b) Except as otherwise determined by the Administrator, each subscription agreement shall designate a whole percentage of such Eligible Employee’s Compensation to be withheld by the Company or the Designated Subsidiary employing such Eligible Employee on each Payday during the Offering Period as payroll deductions under the Plan. The percentage of Compensation designated by an Eligible Employee may not be less than 1% and may not be more than the maximum percentage specified by the Administrator in the applicable Offering Document (which percentage shall be 15% in the absence of any such designation) as payroll deductions. The payroll deductions made for each Participant shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company.

(c) A Participant may increase or decrease the percentage of Compensation designated in his or her subscription agreement, subject to the limits of this Section 5.2, or may suspend his or her payroll deductions, at any time during an Offering Period; provided, however, that the Administrator may limit the number of changes a Participant may make to his or her payroll deduction elections during each Offering Period in the applicable Offering Document (and in the absence of any specific designation by the Administrator, a Participant shall be allowed to decrease (but not increase) or suspend his or her payroll deduction elections one time during each Offering Period). Any such change or suspension of payroll deductions shall be effective with the first full payroll period following five business days after the Company’s receipt of the new subscription agreement (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). In the event a Participant suspends his or her payroll deductions during an Offering Period, such Participant’s cumulative unapplied payroll deductions prior to the suspension (if any) shall remain in his or her account and shall be applied to the purchase of Shares on the next occurring Purchase Date and shall not be paid to such Participant unless he or she withdraws from participation in the Plan pursuant to Article VII.

(d) Except as otherwise set forth in an Offering Document or as otherwise determined by the Administrator, a Participant may participate in the Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Offering Period.

5.3 Payroll Deductions. Except as otherwise provided in the applicable Offering Document or determined by the Administrator, payroll deductions for a Participant shall commence on the first Payday following the Enrollment Date and shall end on the last Payday in the Offering Period to which the Participant’s authorization is applicable, unless sooner terminated by the Participant as provided in Article VII or suspended by the Participant or the Administrator as provided in Section 5.2 and Section 5.6, respectively. Notwithstanding any other provisions of the Plan to the contrary, in any non-U.S. jurisdiction where participation in the Plan through payroll deductions is prohibited, the Administrator may provide that an Eligible Employee may elect to participate through contributions to the Participant’s account under the Plan in a form acceptable to the Administrator in lieu of or in addition to payroll deductions; provided, however, that, for any Offering under the Section 423 Component, the Administrator shall take into consideration any limitations under Section 423 of the Code when applying an alternative method of contribution.

5.4 Effect of Enrollment. A Participant’s completion of a subscription agreement will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new subscription agreement, withdraws from participation under the Plan as provided in Article VII or otherwise becomes ineligible to participate in the Plan.

5.5 Limitation on Purchase of Shares. An Eligible Employee may be granted rights under the Section 423 Component only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company, any Parent or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.

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5.6 Suspension of Payroll Deductions. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.5 (with respect to the Section 423 Component) or the other limitations set forth in this Plan, a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code, Section 5.5 or the other limitations set forth in this Plan shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable, but not more than 30 days, after the Purchase Date.

5.7 Foreign Employees. In order to facilitate participation in the Plan, the Administrator may provide for such special terms, rules and procedures applicable to Participants who are citizens or residents of a foreign jurisdiction, or who are employed by a Designated Subsidiary outside of the United States, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Except as permitted by Section 423 of the Code, with respect to the Section 423 Component, such special terms may not be more favorable than the terms of rights granted under the Section 423 Component to Eligible Employees who are residents of the United States. Such special terms may be set forth in an addendum to the Plan in the form of an appendix or sub-plan (which appendix or sub-plan may be designed to govern Offerings under the Section 423 Component or the Non-Section 423 Component, as determined by the Administrator). To the extent that the terms and conditions set forth in an appendix or sub-plan conflict with any provisions of the Plan, the provisions of the appendix or sub-plan shall govern. The adoption of any such appendix or sub-plan shall be pursuant to Section 11.2(g). Without limiting the foregoing, the Administrator is specifically authorized to adopt rules and procedures, with respect to Participants who are foreign nationals or employed in non-U.S. jurisdictions, regarding the exclusion of particular Subsidiaries from participation in the Plan, eligibility to participate, the definition of Compensation, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures, establishment of bank or trust accounts to hold payroll deductions or contributions.

5.8 Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, unless otherwise set forth in the terms of an Offering Document, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal Payday equal to the Participant’s authorized payroll deduction.

ARTICLE VI.

GRANT AND EXERCISE OF RIGHTS

6.1 Grant of Rights. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a right to purchase the maximum number of Shares specified under Section 4.2, subject to the limits in Section 5.5, and shall have the right to buy, on each Purchase Date during such Offering Period (at the applicable Purchase Price), such number of whole Shares as is determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (b) the applicable Purchase Price (rounded down to the nearest Share). The right shall expire on the earliest of: (x) the last Purchase Date of the Offering Period, (y) the last day of the Offering Period, and (z) the date on which the Participant withdraws in accordance with Section 7.1 or Section 7.3.

6.2 Exercise of Rights. On each Purchase Date, each Participant’s accumulated payroll deductions and any other additional payments specifically provided for in the applicable Offering Document will be applied to the purchase of whole Shares, up to the maximum number of Shares permitted pursuant to the terms of the Plan and the applicable Offering Document, at the Purchase Price. No fractional Shares shall be issued upon the exercise of rights granted under the Plan, unless the Offering Document specifically provides otherwise. Any cash in lieu of fractional Shares remaining after the purchase of whole Shares upon exercise of a purchase right will be credited to a Participant’s account and carried forward and applied toward the purchase of whole Shares for the

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next following Purchase Period, unless the Administrator provides that such amounts should be returned to the Participant in one lump sum payment in a subsequent payroll check. Shares issued pursuant to the Plan may be evidenced in such manner as the Administrator may determine and may be issued in certificated form or issued pursuant to book-entry procedures.

6.3 Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (a) the number of Shares that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (b) the number of Shares available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Shares are to be exercised pursuant to this Article VI on such Purchase Date, and shall either (i) continue all Offering Periods then in effect, or (ii) terminate any or all Offering Periods then in effect pursuant to Article IX. The Company may make pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares shall be paid to such Participant without interest in one lump sum in cash as soon as reasonably practicable after the Purchase Date, or such earlier date as determined by the Administrator.

6.4 Withholding. At the time a Participant’s rights under the Plan are exercised, in whole or in part, or at the time some or all of the Shares issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the right or the disposition of the Shares. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation or Shares received pursuant to the Plan the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Shares by the Participant.

6.5 Conditions to Issuance of 6.6 Shares. The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions: (a) the admission of such Shares to listing on all stock exchanges, if any, on which the Shares are then listed; (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Administrator shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable; (d) the payment to the Company of all amounts that it is required to withhold under federal, state or local law upon exercise of the rights, if any; and (e) the lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.

ARTICLE VII.

WITHDRAWAL; CESSATION OF ELIGIBILITY

7.1 Withdrawal. A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her rights under the Plan at any time by giving written notice to the Company in a form acceptable to the Company no later than one week prior to the end of the then-applicable Purchase Period (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). All of the Participant’s payroll deductions credited to his or her account during such Purchase Period and not yet used to exercise rights under the Plan shall be paid to such Participant as soon as

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reasonably practicable after receipt of notice of withdrawal and such Participant’s rights for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of any subsequent Offering Period unless the Participant is an Eligible Employee and timely delivers to the Company a new subscription agreement by the applicable enrollment deadline for any such subsequent Offering Period, as determined by the Administrator.

7.2 Future Participation. A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Designated Subsidiary or in any subsequent Offering Period that commences after the termination of the Offering Period from which the Participant withdraws.

7.3 Cessation of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan pursuant to this Article VII and the payroll deductions credited to such Participant’s account during the then-current Purchase Period shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12.4, as soon as reasonably practicable, and such Participant’s rights for the Offering Period shall be automatically terminated. If a Participant transfers employment from the Company or any Designated Subsidiary participating in the Section 423 Component to any Designated Subsidiary participating in the Non-Section 423 Component, such transfer shall not be treated as a termination of employment under the Plan, but the Participant shall immediately cease to participate in the Section 423 Component; however, any contributions made for the then-current Purchase Period in which such transfer occurs shall be transferred to the Non-Section 423 Component, and such Participant shall immediately join the then-current Offering under the Non-Section 423 Component upon the same terms and conditions in effect for the Participant’s participation in the Section 423 Component, except for such modifications otherwise applicable for Participants in such Offering. A Participant who transfers employment from any Designated Subsidiary participating in the Non-Section 423 Component to the Company or any Designated Subsidiary participating in the Section 423 Component shall not be treated as terminating the Participant’s employment under the Plan and shall remain a Participant in the Non-Section 423 Component until the earlier of (i) the end of the current Offering Period under the Non-Section 423 Component or (ii) the Enrollment Date of the first Offering Period in which the Participant is eligible to participate following such transfer. Notwithstanding the foregoing, the Administrator may establish different rules to govern transfers of employment between entities participating in the Section 423 Component and the Non-Section 423 Component, consistent with the applicable requirements of Section 423 of the Code or other Applicable Law.

ARTICLE VIII.

ADJUSTMENTS UPON CHANGES IN SHARES

8.1 Changes in Capitalization. Subject to Section 8.3, in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), change in control, reorganization, merger, amalgamation, consolidation, combination, repurchase, redemption, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Shares such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any outstanding purchase rights under the Plan, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of Shares (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and the limitations established in each Offering Document pursuant to Section 4.2 on the maximum number of Shares that may be purchased); (b) the class(es) and number of Shares and price per Share subject to outstanding rights; and (c) the Purchase Price with respect to any outstanding rights.

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8.2 Other Adjustments. Subject to Section 8.3, in the event of any transaction or event described in Section 8.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in Applicable Law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(a) To provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;

(b) To provide that the outstanding rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(c) To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;

(d) To provide that Participants’ accumulated payroll deductions may be used to purchase Shares prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion and the Participants’ rights under the ongoing Offering Period(s) shall be terminated; and

(e) To provide that all outstanding rights shall terminate without being exercised.

8.3 No Adjustment Under Certain Circumstances. Unless determined otherwise by the Administrator, no adjustment or action described in this Article VIII or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Section 423 Component of the Plan to fail to satisfy the requirements of Section 423 of the Code.

8.4 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to outstanding rights under the Plan or the Purchase Price with respect to any outstanding rights.

ARTICLE IX.

AMENDMENT, MODIFICATION AND TERMINATION

9.1 Amendment, Modification and Termination. The Administrator may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that approval of the Company’s stockholders shall be required to amend the Plan to: (a) increase the aggregate number, or change the type, of shares that may be sold pursuant to rights under the Plan under Section 3.1 (other than an adjustment as provided by Article VIII), (b) change the corporations or classes of corporations whose employees may be granted rights under the Plan, or (c) if such approval is otherwise required by Applicable Law.

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9.2 Certain Changes to Plan. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected (and, with respect to the Section 423 Component of the Plan, to the extent permitted by Section 423 of the Code), the Administrator shall be entitled to change or terminate the Offering Periods, limit the frequency and/or number of changes in the amount withheld from Compensation during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of payroll withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable that are consistent with the Plan.

9.3 Actions In the Event of Unfavorable Financial Accounting Consequences. In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(a) altering the Purchase Price for any Offering Period, including an Offering Period underway at the time of the change in Purchase Price;

(b) shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Administrator action; and

(c) allocating Shares.

Such modifications or amendments shall not require stockholder approval or if the Administrator so determines, the consent of any Participant.

9.4 Payments Upon Termination of Plan. Upon termination of the Plan, the balance in each Participant’s Plan account shall be refunded as soon as practicable after such termination, without any interest thereon, or the Offering Period may be shortened so that the purchase of Shares occurs prior to the termination of the Plan.

ARTICLE X.

TERM OF PLAN

The Plan shall become effective on the Effective Date. The effectiveness of the Section 423 Component of the Plan shall be subject to approval of the Plan by the Company’s stockholders within twelve months following the date the Plan is first approved by the Board. No right may be granted under the Section 423 Component of the Plan prior to such stockholder approval. The Plan shall remain in effect until terminated under Section 9.1. No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan.

ARTICLE XI.

ADMINISTRATION

11.1 Administrator. Unless otherwise determined by the Board, the Administrator of the Plan shall be the Compensation Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of the Plan). The Board may at any time vest in the Board any authority or duties for administration of the Plan. The Administrator may delegate administrative tasks under the Plan to the services of an Agent or Employees to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant.

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11.2 Authority of Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(a) To determine when and how rights to purchase Shares shall be granted and the provisions of each offering of such rights (which need not be identical).

(b) To designate from time to time which Subsidiaries of the Company shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company.

(c) To impose a mandatory holding period pursuant to which Participants may not dispose of or transfer Shares purchased under the Plan for a period of time determined by the Administrator in its discretion.

(d) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(e) To amend, suspend or terminate the Plan as provided in Article IX.

(f) Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code for the Section 423 Component.

(g) The Administrator may adopt sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 3.1 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

11.3 Decisions Binding. The Administrator’s interpretation of the Plan, any rights granted pursuant to the Plan, any subscription agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE XII.

MISCELLANEOUS

12.1 Restriction upon Assignment. A right granted under the Plan shall not be transferable other than by will or the Applicable Laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 12.4 hereof, a right under the Plan may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.

12.2 Rights as a Stockholder. With respect to Shares subject to a right granted under the Plan, no Participant or Designated Beneficiary shall be deemed to be a stockholder of the Company, and no Participant or Designated Beneficiary shall have any of the rights or privileges of a stockholder, until such Shares have been issued to the Participant or the Designated Beneficiary following exercise of the Participant’s rights under the Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as determined by the Administrator.

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12.3 Interest. No interest shall accrue on the payroll deductions or contributions of a Participant under the Plan.

12.4 Designation of Beneficiary.

(a) A Participant may, in the manner determined by the Administrator, file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Participant’s rights are exercised but prior to delivery to such Participant of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the Participant’s rights under the Plan. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary shall not be effective without the prior written consent of the Participant’s spouse.

(b) Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

12.5 Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

12.6 Equal Rights and Privileges. Subject to Section 5.7, all Eligible Employees will have equal rights and privileges under the Section 423 Component so that the Section 423 Component of this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Subject to Section 5.7, any provision of the Section 423 Component that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code. Eligible Employees participating in the Non-Section 423 Component need not have the same rights and privileges as other Eligible Employees participating in the Non-Section 423 Component or as Eligible Employees participating in the Section 423 Component.

12.7 Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

12.8 Reports. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

12.9 No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ or service of the Company or any Parent or Subsidiary or affect the right of the Company or any Parent or Subsidiary to terminate the employment or service of any person (including any Eligible Employee or Participant) at any time, with or without cause.

12.10 Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a right under the Section 423 Component of the Plan if such disposition or transfer is made: (a) within two years from the Enrollment Date of the Offering Period in which the Shares were purchased or (b) within one year after the Purchase Date on which such Shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized,

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in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

12.11 Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, Designated Beneficiary or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Offering Period, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

12.12 Data Privacy. As a condition for participation in the Plan, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security number, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and participation details, to implement, manage and administer the Plan and any Offering Period(s) (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan and any Offering Period(s), and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By participating in any Offering Period under the Plan, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 12.12 in writing, without cost, by contacting the local human resources representative. If the Participant refuses or withdraws the consents in this Section 12.12, and the Company may cancel Participant’s ability to participate in the Plan or any Offering Period(s). For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

12.13 Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

12.14 Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

12.15 Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all

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Offering Periods will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Offering Periods will be deemed amended as necessary to conform to Applicable Laws.

12.16 Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

12.17 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced in accordance with the laws of the State of Delaware, disregarding any state’s choice of law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.

12.18 Electronic Forms. To the extent permitted by Applicable Law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering Period, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering Period in order to be a valid election.

12.19 Section 409A. The Section 423 Component of the Plan and the rights to purchase Shares granted pursuant to Offerings thereunder are intended to be exempt from the application of Section 409A of the Code and the U.S. Department of Treasury Regulations and other interpretive guidance issued thereunder (collectively, “Section 409A”). Neither the Non-Section 423 Component nor any right to purchase Shares granted pursuant to an Offering thereunder is intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A. Notwithstanding any provision of the Plan to the contrary, if the Administrator determines that any right to purchase Shares granted under the Plan may be or become subject to Section 409A or that any provision of the Plan may cause a right to purchase Shares granted under the Plan to be or become subject to Section 409A, the Administrator may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, either through compliance with the requirements of Section 409A or with an available exemption therefrom.

* * * * *

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CONTRAFECT CORPORATION 28 WELLS AVENUE, 3RD FLOOR YONKERS, NY 10701 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 16, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CFRX2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 16, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D76689-P71671 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CONTRAFECT CORPORATION For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” number(s) of the nominee(s) on the line below. ALL THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 and 4. 1. Election of Directors: Nominees: 01) Lishan Aklog, M.D. 02) Sol J. Barer, Ph.D. 03) Jane F. Barlow, M.D. 04) Steven C. Gilman, Ph.D. 05) David N. Low, Jr. 06) Michael J. Otto, Ph.D. 07) Roger J. Pomerantz, M.D., F.A.C.P. 08) Cary W. Sucoff, J.D. For Against Abstain 2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022. 3. Approval, on an advisory (non-binding) basis, of the compensation of the named executive officers of ContraFect Corporation. 4. Approval of the ContraFect Corporation 2022 Employee Stock Purchase Plan. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. D76690-P71671 CONTRAFECT CORPORATION Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting of Stockholders on May 17, 2022 The undersigned hereby appoints Natalie Bogdanos, General Counsel and Corporate Secretary, and Michael Messinger, Chief Financial Officer (each, a “Proxy” and together, the “Proxies”), and each of them, with full power of substitution, as Proxies to vote all the shares of common stock that the undersigned would be entitled to vote if present at the Annual Meeting of Stockholders of ContraFect Corporation to be held at www.virtualshareholdermeeting.com/CFRX2022 on May 17, 2022 at 9:00 A.M. EDT and at any continuation, postponement or adjournment thereof, as designated on the reverse side of this card. In their discretion, the Proxies are authorized to vote (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made and (z) on such other business as may properly come before the Annual Meeting or at any adjournments, continuations, or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no such direction is made, this proxy will be voted “FOR” ALL NOMINEES in Proposal 1 and “FOR” Proposals 2, 3 and 4. (Continued and to be signed on the reverse side.)